                                                                    EXHIBIT 10.5




                                 AIRCRAFT LEASE
                                    (N750US)

                         DATED AS OF DECEMBER 30, 1996

                                    between

                           FLEET CAPITAL CORPORATION
                                   as Lessor


                                      and

                           KITTY HAWK AIRCARGO, INC.
                                   as Lessee


This is Counterpart No. 1 of a total of 3 counterparts.  Only Counterpart No.
1 shall be considered chattel paper for purposes of the Uniform Commercial Code and a security interest may be perfected only by possession of Counterpart No. 1.

                               TABLE OF CONTENTS

SECTION  1       Acceptance and Lease of Aircraft
SECTION  2       Conditions to Closing; Closing Covenants
SECTION  3       Term and Rent
SECTION  4       Acceptance
SECTION  5       Covenants and Warranties
SECTION  6       Representations, Warranties and Agreements of Lessee
SECTION  7       Net Lease
SECTION  8       Return of Aircraft
SECTION  9       Liens
SECTION  10      Taxes
SECTION  11      Registration, Maintenance and Operation; Compliance and Use; Replacement Parts;
                  Additions; Aircraft Marking
SECTION  12      Inspection
SECTION  13      Loss or Destruction
SECTION  14      Insurance
SECTION  15      Indemnification
SECTION  16      Assignment and Sublease
SECTION  17      [Intentionally Left Blank]
SECTION  18      Events of Default
SECTION  19      Remedies
SECTION  20      Performance of Obligations of Lessee by Lessor
SECTION  21      Intent
SECTION  22      Notices
SECTION  23      End of Term Options
SECTION  24      [Intentionally Left Blank]
SECTION  25      Transaction Expenses
SECTION  26      Miscellaneous
SECTION  27      Amendments
SECTION  28      Truth in Leasing
                 EXHIBIT A - Definitions
                 Lease Supplement No. 1
                   Schedule No. 1 to Lease Supplement No. 1
                   Schedule No. 2 to Lease Supplement No. 1
                   Schedule No. 2-A to Lease Supplement No. 1
                   Schedule No. 2-B to Lease Supplement No. 1
                   Schedule No. 3 to Lease Supplement No. 1
                 Lease Supplement No. 2
                 EXHIBIT B - Aircraft Bill of Sale
                 EXHIBIT C-1 - Opinion of Counsel - Lessee (with Section 1110 provisions)
                 EXHIBIT C-2 - Opinion of Counsel - Guarantor
                 EXHIBIT D - Financial Covenants Rider

                                 AIRCRAFT LEASE

         This AIRCRAFT LEASE (together with all Supplements, Exhibits and Certificates hereto, the "Lease") is made and entered into as of the 30th day of December, 1996 by and between Fleet Capital Corporation, a Rhode Island corporation ("Lessor"), with a place of business at 50 Kennedy Plaza, Fifth Floor, Providence, RI 02903-2305, and Kitty Hawk Aircargo, Inc., a Texas corporation ("Lessee"), having its principal place of business and chief executive office at P.O. Box 612787, 1515 W. 20th Street, DFW International Airport, Texas 75261. Certain capitalized terms as used in this Lease are defined in Exhibit A hereto, and such definitions are hereby incorporated herein and made a part hereof as though set forth herein in full.

SECTION 1.  Acceptance and Lease of Aircraft

         Subject to the satisfaction of each condition set forth in Section 2
(I) and (II), Lessor hereby agrees to purchase the Aircraft from the Lessee and to lease the same to Lessee and Lessee hereby agrees to lease the same from Lessor for the Basic Term hereof pursuant to the terms and conditions of this Lease. The sale of the Aircraft to Lessor shall include all of Lessee's right, title and interest in and to the Aircraft.

SECTION 2.  Conditions to Closing; Closing Covenants.

          (I) Conditions Precedent. Lessor's obligations to purchase the Aircraft from the Lessee and to lease said Aircraft to Lessee, shall each be both subject to and conditioned upon all of the following conditions being satisfied:

                 (a) Lessor receiving on or prior to the Acceptance Date, all of the following in form and substance satisfactory to it:

                          (i)  the Purchase Documents duly executed and
accompanied by evidence of authenticity and authority;

                          (ii)  evidence of reservation of an "N" number for
the Aircraft, together with an assignment of Lessee's rights in such "N" number to Lessor;

                          (iii)  evidence that the Aircraft has been duly
certified as to type and airworthiness by the FAA in the form of a Standard Airworthiness Certificate (FAA Form 8100-2) issued by the FAA;

                          (iv)  three (3) duly executed originals of the Lease,
including, Lease Supplement No. 1, Lease Supplement No. 2 and all Schedules and Exhibits thereto;

                          (v)  a certificate or certificates, executed by the
Lessee's secretary or other authorized officer certifying: (A) resolutions of Lessee's Board of Directors authorizing the execution, delivery and performance of this Lease, the Purchase Documents, the applicable FAA documents and the transactions contemplated hereby and thereby and (B) the name(s) of the person(s) authorized to execute and deliver such documents on behalf of Lessee together with specimen signature(s) of such person;

                          (vi)  certificate(s) of insurance as to the coverage
required under Section 14 hereof, accompanied, if requested by Lessor, by the applicable policies and report(s) of insurance broker(s) or underwriter(s) pursuant thereto as to the conformity of such coverage with such requirements;

                          (vii)  evidence that FAA Counsel has received in
escrow the executed FAA AC Form 8050-2 Aircraft Bill of Sale (the "Bill of Sale" in the name of Lessor and AC Form 8050-1 Aircraft Registration Application in the name of Lessor (the "Registration Application") (except for the pink copy which shall be available to be placed on the Aircraft upon acceptance thereof), releases in form and substance satisfactory to FAA Counsel, Lessor's counsel and/or Lessor of any Liens, such other bills of sale, in the form of FAA AC Form 8050-2 or otherwise, as are necessary, in the opinion of Lessor's counsel and/or FAA Counsel to vest good and marketable title to the Aircraft in the name of Lessor and executed duplicates of the Lease and Lease Supplements No. 1 and 2, all the foregoing (except for such Warranty Bill of Sale) being in proper form for filing with the FAA;

                          (viii) opinions of counsel for Lessee and the
Guarantors satisfactory to Lessor and substantially in the forms of Exhibits C-1 and C-2, respectively, hereto;

                          (ix)  certificate(s) of good standing for Lessee from
the state of its incorporation and the state(s) where the Primary Hangar Location and Lessee's chief executive offices and principal place of business are located;

                          (x)  UCC financing statements executed by Lessee
(and, where needed, assignment, release and/or termination statements) with respect to the Aircraft in all places which are, in Lessor's opinion, necessary or appropriate to protect Lessor's interest therein have been delivered to Lessor;

                          (xi)  an opinion of FAA Counsel satisfactory to
Lessor that title to the Airframe is vested in Lessor and that the Aircraft (including, without limitation the Airframe and Engines) is free and clear of all liens and encumbrances of record;

                          (xii)  a Guaranty in favor of Lessor, duly executed
by each Guarantor, in form and substance satisfactory to Lessor and Lessor's counsel, unconditionally guaranteeing, among other things, the payment and performance by Lessee of all its obligations under the Lease;

                          (xiii)  resolutions of each Guarantor's Board of
Directors, certified by such Guarantor's Secretary, authorizing the execution, delivery and performance of the Guaranty by such Guarantor, and an incumbency certificate of each Guarantor, containing the names of the person(s) authorized to execute and deliver such Guaranty on behalf of such Guarantor and, if requested, certified copies of the organizational documents of each Guarantor;

                          (xiv) a Security Deposit Agreement, in form and
substance satisfactory to Lessor, executed by Lessee and providing for a security deposit securing payment and performance of the obligations of Lessee hereunder ;

                          (xv) an escrow agreement, in form and substance
satisfactory to Lessor, executed by Lessee and Fleet National Bank providing for the deposit and possession and investment of the security deposit referred to in the preceding paragraph; and

                          (xvi) such other documents, certificates and
opinions, and evidence of such other matters, as Lessor, Lessor's counsel or FAA Counsel may reasonably request.

                 (b) No material adverse change in the financial condition of Lessee has occurred since the date of the last financial statements furnished to Lessor as set forth on Schedule No. 2 to Lease Supplement No. 1.

                 (c) Receipt by Lessor of a satisfactory inspection report with respect to the Aircraft prepared by inspector(s) acceptable to Lessor.

                 (d) Lessee's acceptance of the Aircraft on or before the Acceptance Date.

                 (e) In addition to the above listed conditions precedent, Lessee covenants and agrees that upon Lessor's acknowledgment that all the conditions to the sale and lease as aforestated have been satisfied, Lessee shall release from escrow to Lessor the documents held by FAA Counsel on behalf of Lessee and shall authorize FAA Counsel to file and record all appropriate documentation, including, without limitation, the Lease and Lease Supplements No. 1 and No. 2, with the FAA on the Acceptance Date. Upon satisfaction of the foregoing conditions precedent Lessor shall fund the amount of the Lessor's Cost as instructed by Lessee.

         (II) Conditions Subsequent. On or subsequent to the Acceptance Date, but not later than the date of the Aircraft's first flight under the leasehold conveyed herein, Lessee shall provide written confirmation to Lessor that a copy of the Registration Application has been properly placed within the Aircraft.

         In addition, prior to the date of the Aircraft's first flight hereunder Lessee shall provide Lessor with written confirmation that:

                 (a) a copy of this Lease, including Lease Supplements No. 1 and No. 2, has been properly placed within the Aircraft;

                 (b) a copy of this Lease, including Lease Supplements No. 1 and No. 2, was mailed, within 24 hours following execution thereof, to the Flight Standards Technical Division of the FAA; and

                 (c) Lessee has notified the FAA (such notification to have been given by telephone or in person to the FAA Flight Standards District Office, General Aviation District Office, Air Carrier District Office or International Field Office nearest the airport where such flight will originate) concerning the first flight of the Aircraft under this Lease.

SECTION 3.  Term and Rent.

         (a) The leasing of the Aircraft by Lessor to Lessee shall commence on the Acceptance Date and end on the Expiration Date each as set forth on Schedule No. 2 to Lease Supplement No. 1, unless this Lease shall have been terminated or extended in accordance with the terms hereof.

         (b) Lessee shall pay to Lessor as basic rent (herein referred to as "Basic Rent") the following:

                 (i) on the Acceptance Date, an amount equal to the Daily Lease Rate, multiplied by the number of days elapsed from and including the Acceptance Date with respect to the Aircraft to but excluding the Rent Commencement Date;

                 (ii) on the First Basic Rent Date and on each Basic Rent Date thereafter, to and including the Last Basic Rent Date, an amount equal to the Basic Rent set forth on Schedule 2-A to Lease Supplement No. 1; and

                 (iii) after the Expiration Date until the Aircraft is returned to the Lessor in accordance with Section 8 hereof, an amount equal to the Basic Rent which amount shall be payable each and every calendar month immediately after the Expiration Date until the return of the Aircraft to the Lessor as provided under this Lease on the day of the month on which Basic Rent was payable during the Term.

         (c) In addition, Lessee shall pay to Lessor the following amounts (herein referred to as "Supplemental Rent" and, together with all Basic Rent, collectively as "Rent"): (i) any other amount payable hereunder which Lessee assumes the obligation to pay, or agrees to pay, under this Lease to Lessor or others; (ii) on the date provided herein, any amount payable hereunder as Casualty Value and/or any amounts due pursuant to Section 23 hereof plus any and all amounts regarding the same and (iii) to the extent permitted by applicable law, interest at the Late Payment Rate for the number of days actually elapsed on any amount payable hereunder not paid when due, plus, as an administrative and late charge, an amount equal to five percent (5%) of the amount payable if not paid when due. The expiration or other termination of Lessee's obligation to pay Basic Rent hereunder shall not terminate, limit or modify the obligations of Lessee with respect to Supplemental Rent, which shall survive such expiration or other termination.

         (d) All payments of Rent or other amounts required hereunder shall be made to Lessor in immediately available United States funds on the date payable hereunder at its address set forth herein or at such other address or to such other Person as Lessor may direct by notice in writing to Lessee.

SECTION 4. Acceptance.

         The execution by Lessee of Lease Supplement No. 1 shall evidence that the Aircraft is leased under, and is subject to all of the terms, provisions and conditions of, this Lease and constitute Lessee's unconditional and irrevocable acceptance of the Aircraft for all purposes of this Lease.

SECTION 5.  Covenants and Warranties.

         Lessor warrants that during the term of this Lease, so long as no Event of Default or Default has occurred and is continuing hereunder, Lessee's possession and quiet enjoyment of the Aircraft shall not be divested or interfered with by Lessor or anyone claiming through or under Lessor. This provision shall be binding upon any assignee of Lessor pursuant to the penultimate paragraph of Section 16 hereof.

         The warranty set forth hereinabove is in lieu of all other warranties of Lessor, whether written, oral or implied, with respect to this Lease or the Aircraft, and Lessor shall not be deemed to have modified in any respect the obligations of Lessee pursuant to Section 7 hereof, which obligations are and shall remain absolute, irrevocable and unconditional under all events and circumstances whatsoever. LESSEE EXPRESSLY ACKNOWLEDGES THAT IT HAS SELECTED THE AIRCRAFT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES AND LESSEE EXPRESSLY AGREES THAT IT IS LEASING THE AIRCRAFT FROM LESSOR IN AN "AS IS" CONDITION. LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND LESSOR HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (EXCEPT FOR THE WARRANTY CONTAINED IN THIS SECTION 5), EITHER EXPRESS OR IMPLIED, AS TO THE AIRCRAFT, ANY PART THEREOF, ANY RECORDS, OR ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN, CONDITION,

CAPACITY OR DURABILITY OF THE AIRCRAFT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, USE OR OPERATION, THE QUALITY OF THE MATERIALS OR WORKMANSHIP OF THE AIRCRAFT, ITS VALUE OR AIRWORTHINESS, TITLE, SAFETY, THE ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY LESSEE), COMPLIANCE OF THE AIRCRAFT WITH THE REQUIREMENTS OF ANY LAW, RULE, REGULATION OR STANDARD PERTAINING THERETO, OR THE CONFORMITY OF THE AIRCRAFT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE DOCUMENT RELATING THERETO OR ANY INTERFERENCE OR ANY COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, NOR SHALL LESSOR BE LIABLE, REGARDLESS OF ANY ACTUAL OR ALLEGED NEGLIGENCE OF LESSOR, FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSEE), IN THE AIRCRAFT OR ANY PART THEREOF OR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTY RESULTING THEREFROM OR FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OR FOR STRICT OR ABSOLUTE LIABILITY IN TORT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE HEREBY WAIVES ANY CLAIM (INCLUDING ANY CLAIM BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT OR INFRINGEMENT) IT MIGHT HAVE AGAINST LESSOR FOR ANY LOSS, DAMAGE (INCLUDING, WITHOUT LIMITATION, DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGE) OR EXPENSE CAUSED BY THE AIRCRAFT OR BY LESSEE'S LOSS OF USE THEREOF FOR ANY REASON WHATSOEVER.

         Lessee acknowledges that Lessee, and not Lessor, has selected the Aircraft, the Airframe and the Engines. Lessee further acknowledges that the Lessor has not manufactured or supplied the Aircraft, the Airframe, or the Engines and that the Lessor acquired or will acquire the Aircraft and/or the right to possession thereto in connection with this Lease.

         So long and only so long as an Event of Default or Default hereunder shall not have occurred and be continuing, and so long and only so long as the Aircraft shall be subject to this Lease and Lessee shall be entitled to possession of the Aircraft hereunder, Lessor assigns to Lessee and authorizes Lessee, at Lessee's expense, to assert for Lessor's account, all rights and powers of Lessor under any manufacturer's, vendor's or dealer's warranty on the Aircraft or any part thereof, (including, without limitation, any warranty of Manufacturer). Notwithstanding the foregoing, Lessee shall not attempt to enforce any such performance by legal proceeding without Lessor's prior written approval.

SECTION 6.  Representations, Warranties and Agreements of Lessee.

         Lessee represents, warrants and agrees as follows:

         (a) Due Organization. Lessee has the form of business organization indicated in the caption of this Lease and is duly organized and existing in good standing under the laws of the state listed in the caption of this Lease and is duly qualified to do business wherever necessary to carry on its present business and operations and to own its property including, without limitation, the Primary Hangar Location.

         (b) Due Authorization; No Violation. This Lease has been duly authorized by all necessary action on the part of Lessee consistent with its form of organization, does not require any further shareholder, member or partner approval, does not require the approval of, or the giving notice to, any Federal, state, local or foreign governmental authority (including, without limitation, the Department of Transportation and/or the FAA) and does not contravene any law binding on Lessee or contravene any provision of, or constitute a default or result in the creation of any Lien other than a Permitted Lien under any certificate or articles of incorporation or organization or by-laws or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound.

         (c) Enforceability. This Lease has been duly executed and delivered by authorized officers or partners of Lessee and constitutes a legal, valid and binding obligation of Lessee enforceable in accordance with its terms.

         (d) Financial Statements. To the extent that separately audited financial statements are prepared by the Lessee or separately prepared financial statements are filed with the Securities and Exchange Commission ("SEC"), Lessee agrees to furnish Lessor (i) as soon as available, and in any event within one hundred twenty (120) days after the last day of each fiscal year of Lessee, a copy of the balance sheet of Lessee as of the end of such fiscal year, and related statements of income and retained earnings of Lessee for such fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied each on a comparative basis with corresponding statements for the prior fiscal year; (ii) within sixty (60) days after the last day of each fiscal quarter of Lessee (except the last fiscal quarter of any fiscal year), a copy of the balance sheet of Lessee as of the end of each such quarter, and statement of income and retained earnings covering the fiscal year to date of Lessee, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of Lessee and (iii) within thirty (30) days after the date on which they are filed, all reports, forms and other filings, if any, required to be made by Lessee to the SEC or (in respect of the Aircraft or the Lease) the FAA, including, without limitation, any SEC Form 10-Q and related reports or documents. All credit, financial and other information provided by Lessee or at Lessee's direction is, and all such information hereafter furnished will be, true, correct and complete in all material respects.

         (e) Furnishing of Information. Lessee agrees that it shall furnish from time to time to Lessor such information relating to Lessee, each Guarantor their subsidiaries and/or affiliates, financial or otherwise, as Lessor shall reasonably request. Lessor agrees that any such information furnished to it by Lessee shall be held pursuant to the terms and conditions of a confidentiality agreement executed by Lessor in connection with this Lease.

         (f) Location of Chief Executive Offices; Lessee Name. The chief executive offices and principal place of business of Lessee is located at the address set forth in Schedule No. 2 to Lease Supplement No. 1, and Lessee agrees to give Lessor thirty (30) days' prior written notice of any relocation of said chief executive offices or principal place of business from its present location, or of any change in its name or identity. Within the previous six (6) years Lessee has not changed its name, done business under any other names, changed its chief place of business from its present location or merged or been the surviving entity of any merger.

         (g) Documents on Board. A current and valid Registration Application or Certificate of Aircraft Registration, and a copy of this Lease and the Lease Supplements, will be kept on board the Aircraft at all times during the term of this Lease.

         (h) Selection of Aircraft. Lessor has not selected, manufactured or supplied the Aircraft to Lessee and has acquired the Aircraft subject hereto solely in connection with this Lease and Lessee has received and approved the terms of any purchase order or agreement with respect to the Aircraft.

         (i) Litigation. There are no proceedings pending or, so far as the officers of Lessee know, threatened against or affecting Lessee or any of its property before any court, administrative officer or administrative agency which would, directly or indirectly, adversely affect or impair the title of Lessor to the Aircraft, or which, if decided adversely affect the financial condition or operations of Lessee or the ability of Lessee to perform its obligations under this Lease.

         (j) No Adverse Mortgages. The right, title and interest of Lessor in and to the Aircraft and the Rent will not be adversely affected or impaired by the terms of any mortgage, loan agreement or indenture or any other contract, agreement or instrument to which Lessee is a party, or under which it or any of its property is or may become bound. In addition, no mortgage, deed of trust, or other Lien which now covers or affects, or which may hereafter cover or affect, any property or interest therein of Lessee, now attaches or hereafter will attach to the Aircraft, the Airframe or any Engine, or in any manner affects or will affect adversely Lessor's right, title and interest therein.

         (k) Taxes. Lessee has filed or caused to be filed and will continue to file all Federal, state and local tax returns which are required to be filed, and has paid or caused to be paid and will continue to pay all taxes shown to be due and payable on such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) on any assessment received by Lessee, to the extent that such taxes have heretofore or in the future become due and payable.

         (l) Filing. Except for the registration of the Aircraft with the FAA and except for filing and recording of the applicable documents pursuant to the Federal Aviation Act no further action, including any filing or recording of any document (except for any financing statement under Article 9 of the UCC of any applicable jurisdiction to be filed pursuant hereto) is necessary or advisable in order to establish and perfect Lessor's title to and interest in, the Aircraft, as against Lessee and/or any Person in any applicable jurisdiction.

         (m) Good Title. Lessor will be the owner of the Aircraft as of the Acceptance Date and will have good and marketable title to the Aircraft, free and clear of all Liens other than any Liens created in favor of Lessor under this Lease.

         (n) Records. Lessee has reviewed all Records with respect to the operation and maintenance of the Aircraft prior to the Acceptance Date and such Records have been kept in accordance with the requirements of the FAA rules and regulations and industry standards. Lessee shall maintain all such Records during the Term in accordance with the requirements of the FAA, and any manufacturer's maintenance programs or requirements as well as Sections 8 and 11 of this Lease.

         (o) Claims. Except as set forth in a letter from Lessee to Lessor delivered contemporaneously herewith, Lessee has no pending claims, and does not have knowledge of any facts upon which a future claim may be based, against any prior owner, the Manufacturer of the Aircraft or of any Engine or part thereof for breach of warranty or otherwise.

          (p) U.S. Citizen. The Lessee is, and for the remainder of the Term will continue to be, a "citizen of the United States" within the meaning of the Federal Aviation Act.

          (q) Engines. Each of the Engines has 750 or greater rated takeoff horsepower or the equivalent of such horsepower.

          (r) Due Authorization of Guarantors, No Violation. The execution, delivery and performance of the Guarantees have been duly authorized by all necessary action on the part of each Guarantor consistent with its form of organization; does not require any further shareholder, member or partner approval or the approval of any trustee or holders of any indebtedness or obligations of any Guarantor except such as have been duly obtained; does not require the approval of, or the giving notice to, any Federal, state, local or foreign governmental authority (including, without limitation, the Department of Transportation and/or the FAA) and does not contravene any law binding on any Guarantor or contravene any provision of, or constitute a default or result in the creation of any Lien other than a Permitted Lien under any certificate or articles of incorporation or organization or by-laws or partnership certificate or agreement, or any agreement, indenture, or other instrument to which Lessee is a party or by which it may be bound.

          (s) Binding Obligations of Guarantors. Each Guaranty constitutes the legal, valid and binding obligation of the signatory Guarantor enforceable against such Guarantor in accordance its terms.

          (t) Litigation Regarding Guarantors. There are no pending legal actions or proceedings to which any Guarantor is a party, and there are no other pending or threatened legal actions or proceedings affecting any Guarantor of which Lessee has knowledge, before any court, arbitrator or administrative agency, and there are no final judgments of record against any Guarantor of which Lessee has knowledge, which, whether individually or in the aggregate would materially and/or adversely affect the financial condition of any Guarantor, or the ability of any Guarantor to perform its obligations under its Guaranty. Further, no Guarantor is in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property, or for the payment of any rent which, either individually or in the aggregate, would have the same such effect.

          (u) Delivery of Further Financial Statements. Lessee agrees to cause Parent to furnish Lessor (i) as soon as available, and in any event within one hundred twenty (120) days after the last day of each fiscal year of Parent, a copy of the balance sheets of Parent as of the end of such fiscal year, and related statements of income and retained earnings of Parent for such fiscal year, all in reasonable detail prepared in accordance with generally accepted accounting principles consistently applied and certified by an independent certified public accounting firm of recognized standing and which is reasonably acceptable to Lessor, each on a comparative basis with corresponding statements for the prior fiscal year; (ii) within sixty (60) days after the last day of each fiscal quarter of Parent (except the last fiscal quarter of any fiscal year), a copy of the balance sheet as of the end of each such quarter, and statement of income and retained earnings covering the fiscal year to date of Parent, each on a comparative basis with the corresponding period of the prior year, all in reasonable detail and certified by the treasurer or principal financial officer of Parent; and (iii) within thirty
(30) days after the date on which they are filed, all reports, forms and other filings, if any, required to be made by Parent to the SEC or (in respect of the Aircraft or the Lease) the FAA, including, without limitation, any SEC Forms 10-K, 10-Q and related reports or documents. All credit, financial and other information provided by Parent or at Parent's or Lessee's direction is, and all such information hereafter furnished will be, true, correct and complete in all material respects. Notwithstanding anything to the contrary, Lessor agrees that the independent certified public accounting firm currently preparing financial statements for Parent, Ernst & Young, shall be deemed to be acceptable to Lessor for the Term of this Lease unless and until Lessor provides notice to Lessee that such independent certified public accounting firm is no longer reasonably acceptable.

          (v) Insolvency, Fair Consideration. Lessee is not insolvent within the meaning of any applicable state or Federal laws. The sale of the Aircraft by Lessee to Lessor and Lessee's undertaking of the obligations contained herein shall not cause Lessee to be insolvent within the meaning of applicable state and/or Federal laws. The payment by Lessor to Lessee of the Lessor's Cost of the Aircraft is fair consideration for the Aircraft within the meaning of applicable state and Federal laws.

           (w) Approvals, Consents and No Contravention. Without limiting the generality of any of the foregoing representations and warranties, the sale by Lessee to Lessor of the Aircraft does not require any stockholder approval or consent of any trustee or holders of any indebtedness or obligations of Lessee and will not contravene any laws, statutes, regulations, judgments or decrees applicable to Lessee, including, but not limited to, laws or statutes regarding fraudulent conveyances, bankruptcy, creditors' rights or bulk transfers, or the certificate of incorporation or by-laws of Lessee, or contravene the provisions of, or constitute a default under, or violate any restrictive covenants or other agreement to which Lessee is a party or by which Lessee or its assets may be bound or affected, and any authorization, approval, license, filing or registration with any court or governmental agency or instrumentality which is necessary in connection with such sale has been effected and a written copy thereof has been delivered to Lessor. Lessee has full power, authority and legal right to sell the Aircraft to Lessor. The sale of the Aircraft to Lessor has been duly authorized by all necessary corporate action and constitutes a legal, valid and binding obligation of Lessee.

       (x) Section 1110. Lessee holds, and for the remainder of the Term will continue to hold, an air carrier operating certificate issued by the FAA and/or the Secretary of Transportation pursuant to Chapter 447 of the Federal Aviation Act for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo within the meaning of 11 U.S.C. Section 1110 ("Section 1110"). To the best of Lessee's knowledge, Lessor and any assignee, mortgagee or lender of the Lessor is entitled to the benefits of Section 1110 (or any comparable or successor provision affecting protection to Lessors, mortgagees or lenders of aircraft) with respect to the Aircraft and this Lease. Lessee further agrees not to take any position in connection with any bankruptcy proceedings involving it that is inconsistent with a Lessor's (and any assignee, mortgagee or lender of the Lessor's) rights under Section 1110 or any comparable or successor provision affecting protection to lessors, mortgagees or lenders of aircraft. Lessee further agrees to take reasonable steps as requested consistent with the terms of this Lease to permit Lessor and any assignee, mortgagee or lender of the Lessor to maintain such rights.

SECTION 7.  Net Lease.

         This Lease is a net lease, and Lessee acknowledges and agrees that Lessee's obligation to pay all Rent hereunder and the rights of Lessor in and to such Rent, shall be absolute, irrevocable and unconditional and shall not be subject to cancellation, termination, modification or repudiation by Lessee or any abatement, reduction, setoff, defense, counterclaim or recoupment (collectively, "Abatements") for any reason or under any circumstance whatsoever, including, without limitation, Abatements due to any present or future claims of Lessee against Lessor, its successors and assigns whether under this Lease or otherwise, the Manufacturer or any other Person for whatever reason. Lessee hereby waives any and all existing and future claims to any Abatement against such Rent, and agrees to pay all such Rent regardless of any Abatement which may be asserted in connection with this Lease, the Aircraft or otherwise. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be affected, by reason of any defect in or damage to, or any loss or destruction of, the Aircraft or any part thereof from whatsoever cause, or the invalidity or unenforceability or lack of due authorization of this Lease or lack of right, power or authority of Lessor to enter into this Lease, or for any other cause, whether similar or dissimilar to the foregoing, any present or future law or regulation to the contrary notwithstanding, it being the express intention of Lessor and Lessee that all Rent payable to Lessor hereunder shall be, and continue to be, payable in all events unless and until the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease. Notwithstanding the foregoing, the payment of Rent by Lessee hereunder shall not constitute a waiver of any defense, offset or counterclaim hereunder.

SECTION 8.  Return of Aircraft.

         (a) Condition Upon Return. Unless purchased by Lessee, upon the expiration or other termination of this Lease (whether following an Event of Default, at the end of the Basic Term or any Renewal Term or otherwise), Lessee, at its own expense, will return the Aircraft to Lessor at a location specified by the Lessor within the continental United States or to such other location as Lessor may reasonably request and in the condition in which the Aircraft is required to be maintained pursuant to Section 11 hereof and any other applicable provisions of the Lease, fully equipped with the same number, make and model number of Engines as are set forth on Schedule No. 1 to Lease Supplement No. 1, which shall fully comply with Section 8(g) hereof, and which, in the opinion of Lessor, have the same or improved utility, value, useful life, performance, and efficiency as such Engines had on the Acceptance Date and are suitable for use on the Airframe and owned by Lessor and properly installed thereon. Lessee shall not be relieved of any of its duties, obligations, covenants, or agreements under this Lease (including, without limitation, its obligation to pay Basic Rent) prior to the return of the Aircraft in the manner and condition required with respect to such return. The Aircraft, at Lessee's expense, upon redelivery pursuant hereto, (i) shall be duly certified by the FAA as an airworthy aircraft, (ii) shall be free and clear of all Liens (other than this Lease and any Lessor's Liens), and rights of third parties under pooling, interchange, overhaul, repair or other or similar arrangements, (iii) shall be in the same configuration and in the same operating condition, ordinary wear and tear excepted, as when delivered to Lessee hereunder, (iv) shall be in good operating condition, in good physical condition and good appearance (ordinary wear and tear excepted) with all systems operating, shall be in compliance with Lessee's written FAA-approved maintenance program for Boeing B727-214 Advanced Freighter series aircraft and in compliance with all applicable airworthiness directives and shall have been maintained in a nondiscriminatory manner with all Boeing B727-214 Advanced Freighter series aircraft in Lessee's fleet, (v) shall be in compliance with all so-called "mandatory", "alert" and (to the extent applicable to Lessee, or its operations and to the extent such service bulletins relate to the safety and/or airworthiness of the Aircraft) "highly recommended" service bulletins, Service Letters, modification kits, and similar notices and components issued, supplied, or available by or through the Manufacturer and/or the Manufacturer(s) of any Engine or Part with respect to the Aircraft and all "airworthiness alerts" and Airworthiness or other Directives, Circulars, Operator Bulletins and Instructions and all other applicable service, maintenance, repair and overhaul regulations issued by the FAA or similar regulatory agency having jurisdictional authority which require compliance or termination within six (6) months after the redelivery date of the Aircraft, (vi) shall have all logos and other identifying marks of Lessee or others removed and the exterior of the Aircraft shall have a good overall appearance with no material damage and (vii) shall be otherwise in the condition and repair required under this Lease.

         In addition to any other requirements of this Section 8 or any other applicable provisions of this Lease, the Aircraft shall be in the following condition:

         I.      General Condition of Aircraft.

                 In addition to any other requirements of this Section 8 or any other applicable provisions of this Lease, the Aircraft shall:

                 (i)      be clean by commercial airline standards;

                 (ii) have installed the full complement of Engines and Parts and accessories and loose equipment as would remain installed in such Aircraft, and shall be in a condition suitable for operation in commercial service, all installed systems to be fully operational;

                 (iii) have in existence a valid and existing airworthiness certificate with respect to the Aircraft issued by the FAA;

                 (iv)     [Intentionally Left Blank];

                 (v) all then current outstanding airworthiness directives affecting such model of Aircraft issued by the FAA which require compliance or termination within six
                          (6) months after the redelivery date of the Aircraft shall have been accomplished, and all pilot discrepancies cleared from the logbook;

                 (vi) have installed all applicable vendors' and Manufacturers' service bulletin kits theretofore received by Lessee that are appropriate for the Aircraft and to the extent not installed, such kits shall be furnished free of charge to Lessor; and

                 (vii) have all of the operator's markings removed in a workmanlike manner and to the approval of the Lessor.

         II.     General Condition of Fuselage, Windows and Doors.

                 In addition to any other requirements of this Section 8 or any other applicable provisions of this Lease,

                 (i) all dents, abrasions or external doublers on the fuselage shall meet the requirements of the Manufacturer approved "Structural Repair Manual";

                 (ii) all windows shall be free of delamination, blemishes, crazing and shall be properly sealed; and

                 (iii) all doors shall be free moving, correctly rigged and be fitted with serviceable seals.

         III.    General Condition of Wings and Empennage.

                 In addition to any other requirements of this Section 8 or any other applicable provisions of this Lease,

                 (i) all leading edge shall be repaired in accordance with Manufacturer approved "Structural Repair Manual";

                 (ii) all control surfaces shall be painted or waxed and polished, to industry standard;

                 (iii) all unpainted cowlings and fairings shall be polished to industry standard; and

                 (iv) all wings shall be free of fuel leaks, and no previous fuel leaks shall have temporary repairs.

         IV.     General Condition of Interior.

                 In addition to any other requirements of this Section 8 or any other applicable provisions of this Lease,

                 (i) all ceilings, sidewalls and bulkhead panels shall be clean and free of cracks and stains;

                 (ii) all signs and decals shall be clean, legible, and in English; and

                 (iii) all required calendar life limited emergency equipment shall have a minimum of one year life remaining.

         V.      General Condition of Cockpit.

                 In addition to any other requirements of this Section 8 or any other applicable provisions of this Lease,

                 (i) all decals in the cockpit shall be clean, secure, legible, and in English;

                 (ii) all fairing and instrument panels shall be free of stains and cracks, shall be clean, secure and repainted as necessary;

                 (iii)    all floor coverings shall be clean;

                 (iv) all seat covers shall be in good condition, clean and shall conform to applicable FAA fire resistance regulations or requirements; and

                 (v) all seats shall be fully serviceable and frames shall be repainted as necessary.

         VI.     General Condition of Cargo Compartments.

                 In addition to any other requirements of this Section 8 or any other applicable provisions of this Lease,

                 (i) all panels shall be in as good condition as on delivery; and

                 (ii) all rollers and cargo moving mechanisms shall be serviceable.

         VII.    General Condition of Landing Gear and Wheel Wells.

                 In addition to any other requirements of this Section 8 or any other applicable provisions of this Lease,

                 (i) all the landing gear and wheel wells shall be clean, free of leaks and repaired as necessary, and coated with corrosion inhibitor; and

                 (ii) all landing gear and wheel wells decals shall be clean, secure and legible.

         VIII.   Further Condition of Aircraft regarding Corrosion.

                 In addition to any other requirements of this Section 8 or any other applicable provisions of this Lease,

                 (i) the Aircraft shall meet the requirements of any then existing FAA-approved corrosion control program and aging aircraft corrosion control program on the date of return; and

                 (ii) the fuel tanks of the Aircraft shall be free from contamination and corrosion, and a tank treatment program shall be in operation.

         IX.     Documentation.  In addition to any other requirements of this
                 Section 8 or any other applicable provisions of this Lease, Lessee shall, upon the return of the Aircraft to the Lessor, deliver to the Lessor all of the currently revised:

                 (i) current Illustrated Parts Catalogue, including Airframe and Engines on microfilm or hard copy;

                 (ii)     current Maintenance Manual on microfilm or hard copy;

                 (iii) current Structural Repair Manual on microfilm or hard copy;

                 (iv)     Wiring Diagram Manual on microfilm or hard copy;

                 (v)      FAA-approved Flight Manual in hard copy;

                 (vi)     Weight and Balance Manual in hard copy;

                 (vii) Airworthiness Directives and Modifications status in hard copy;

                 (viii)   Operational Specifications in hard copy;

                 (ix) current status of all time controlled, on condition and condition monitored units which are on the Aircraft and Engines in hard copy;

                 (x) cross reference list of operator's part number to Manufacturer's part number microfilm (if applicable);

                 (xi)     one copy of all FAA Forms 337 required;

                 (xii)    Aircraft and Engine Time Status report; and

                 (xiii) all existing Aircraft and Engine historical records in hard copy or microfilm.

         (b) Overhaul-General. At the time of such return, (i) the Airframe (including, without limitation, the landing gear on the Aircraft) shall not have been operated more than one-half of the allowable time between major airframe overhauls or major block maintenance before the next major airframe overhaul or major block maintenance, whichever shall then apply, in accordance with Lessee's then approved overhaul and/or maintenance program authorized by and performed to FAA requirements applicable to Lessee, and shall have no less than half life (as measured by reference to calendar, phase and/or periodic maintenance and/or inspection standards) remaining on any life limited Airframe part or component (including, without limitation, the landing gear on the Aircraft) before overhaul or replacement and (ii) each Engine shall not have been operated more than one-half of the allowable time remaining before overhaul (both hot and cold sections as measured by reference to calendar, phase and/or periodic maintenance and/or inspection standards) and all cycle limited parts or time controlled components of each Engine shall not have been operated more than one-half of the allowable cycles or time remaining before replacement; said Engine overhaul and Engine parts and components replacement to be performed in accordance with Lessee's then approved engine overhaul and parts and components replacement program authorized by and performed to FAA requirements applicable to Lessee. In addition to the requirements set forth in clauses (i) and (ii) above, all inspections and scheduled maintenance required to be performed on the Airframe, Engines and all life limited parts and components within one hundred twenty
(120) days and/or one hundred hours (100) shall have been performed by Lessee.

         (c) Overhaul-Airframe. In the event that Lessee does not meet the conditions in clause (i) and/or the final sentence of Section 8(b) hereof with respect to the Airframe, Lessee shall pay Lessor a dollar amount computed by multiplying (i) Lessor's then current cost for such major overhaul or major block maintenance as the case may be (such cost being the then current rates charged by an airframe overhaul facility approved by the Manufacturer of the Airframe and acceptable to Lessor, together with all costs associated with such overhaul), by (ii) a fraction of which (x) the numerator shall be the excess of the number of hours since the last such major overhaul or major block maintenance, as the case may be, over fifty percent (50%) of the number of hours of allowable time between major overhauls or major block maintenance and
(y) the denominator shall be the total number of hours of such allowable time.

         In the event the life limited parts or components requirement contained in clauses (i) or (ii) and/or the final sentence of Section 8(b) hereof are not met, Lessee shall pay to Lessor with respect to each part or component for which said requirement is not met the dollar amount obtained by multiplying (i) the ratio that the life expended in excess of half-life bears to the total allowable life for such part or component by (ii) Lessor's cost of replacement of such part or component. Lessor's cost of replacement of a part or component shall include Lessor's then current cost of purchasing the part or component itself and all of Lessor's then current costs associated with the replacement.

         (d) Overhaul-Engine. In the event that Lessee does not meet the conditions in clause (ii) and/or the final sentence of Section 8(b) hereof with respect to the Engines, Lessee shall pay to the Lessor with respect to each Engine for which said conditions are not met the dollar amount per Engine obtained by multiplying (i) the ratio that the time accumulated since half time bears to the time allowable between overhaul by (ii) Lessor's cost for such overhaul of such Engine; Lessor's cost referred to in this clause (ii) being the then current rates charged by an engine overhaul facility approved by the Manufacturer of the Engines and acceptable to Lessor, together with all costs associated with such overhaul.

         In the event the foregoing Engine cycle limited part and time controlled component requirement set forth in clause (ii) and/or the final sentence of Section 8(b) hereof are not met, Lessee shall pay to Lessor with respect to each Engine for which said requirement is not met the dollar amount per part (or per component) obtained by multiplying (i) the ratio that the time (or cycles) accumulated since half time (or one-half of the allowable cycles) bears to the time (or cycles) accumulated since half time (or one-half of the allowable cycles) bears to the time (or cycles) allowable between replacements by (ii) Lessor's cost of replacement of the part (or component). Lessor's cost of replacement of a part or component shall include Lessor's then current cost of purchasing the part or component itself and all of Lessor's then current costs associated with the replacement.

         (e) Fuel; Records. Upon the return of the Aircraft in accordance with this Section; (i) each fuel tank shall contain the same quantity of fuel as was contained in such tank when the Aircraft was delivered to Lessee on the Acceptance Date (which shall be presumed to be fifty percent (50%) of full capacity, unless otherwise specified in the Purchase Documents) or, in the case of differences in such quantity, an appropriate adjustment will be made at the then current market price of fuel, and (ii) Lessee shall deliver all Records to Lessor. In the event any Records are missing or incomplete, Lessor shall have the right to cause any such Records to be reconstructed at the expense of Lessee.

         (f) Storage. Upon the expiration or other termination of the Lease, Lessee will, if requested by Lessor, permit Lessor to store the Aircraft at the Primary Hangar Location as described in Schedule No. 2 to Lease Supplement No. 1, at Evergreen Air Center, Inc., Pinal Air Park, Marana, AZ 85653 or at some other location mutually acceptable to the Lessor and Lessee. During such storage period Lessee will, at its own cost and expense, keep the Aircraft properly hangared or tied down, and will permit Lessor or any person designated by Lessor, including the authorized representative or representatives of any prospective purchaser, lessee or user of the Aircraft to inspect the same. Lessee shall not be liable, except in the case of negligence or intentional misconduct of Lessee or of its employees or agents, for injury to, or the death of, any person exercising, either on behalf of Lessor or any prospective purchaser, Lessee or user, the rights of inspection granted hereunder. Lessee shall bear the risk of loss and shall pay any and all expenses connected with insuring and maintaining the Aircraft during such storage period.

         (g) Return of Engines. In the event that any engine not owned by Lessor shall be installed on the returned Airframe as set forth in paragraph
(a) of this Section, then Lessee will, concurrently with such delivery, at its own expense and not at any cost to Lessor, furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor, with respect to each such engine and with a written opinion of FAA Counsel to the effect that, upon such return, Lessor will acquire good and marketable title to such engine, free and clear of all Liens (except Lessor's Liens). Thereupon, unless a Default or Event of Default shall have occurred and be continuing, Lessor will transfer to Lessee, without recourse or warranty of any kind whatsoever (except as to Lessor's Liens) on an "AS-IS, WHERE-IS" BASIS WITHOUT ANY REPRESENTATION BY, OR RECOURSE OR WARRANTY TO, LESSOR, all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of such Airframe.

         (h) Inspection Prior to Return. Not more than ninety (90) days prior to the expiration of the Lease, upon the written request of Lessor, Lessee shall, at its expense, review the maintenance records of the Aircraft to determine if the Aircraft is in the condition required by Section 8(a). Following such review, Lessee shall certify to Lessor that such Aircraft is in the condition required by Section 8(a) according to the maintenance records for such Aircraft, or, if the maintenance records so indicate, indicate what maintenance or repair is needed to bring the Aircraft to the specified condition.

         (i) Survival. The provisions of this Section 8 shall survive the expiration or other termination of this Lease and the return of the Aircraft for any reason whatsoever.

         (j) Injunctive Relief. Without limiting any other terms or conditions of this Lease, the provisions of this Section 8 are of the essence of this Lease, and upon application to any court of equity having jurisdiction, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee set forth in this Section 8.

SECTION 9.  Liens.

         Lessee will not directly or indirectly, voluntarily or involuntarily, create, incur, assume or suffer to exist any Liens on or with respect to the Aircraft or any part thereof, Lessor's title thereto or any interest of Lessor therein (and Lessee will promptly, at its own expense, take such action as Lessor deems necessary or advisable to duly discharge any such Lien), except Permitted Liens. In the event that Lessee fails to take action to discharge or remove any such Lien, Lessor may take such action as it deems necessary or appropriate to discharge or remove such Lien. Lessee shall reimburse Lessor on demand for any costs incurred by Lessor in connection with such action together with interest at the Late Payment Rate. Lessor's rights hereunder are in addition to, and not in derogation of, any other rights which Lessor may have hereunder, at law or in equity.

SECTION 10.  Taxes.

     Lessee agrees to (i) report, to the extent legally permissible (or if such reporting by Lessee is not legally permissible, then to prepare reports for filing by Lessor), (ii) pay when due and (iii) to defend and indemnify Lessor against liability for all license and registration fees, assessments, and sales, use, property, excise, privilege and other taxes (including any related interest or penalties) or other charges or fees now or hereafter imposed by any governmental body or agency upon the Aircraft, or with respect to landing, airport use, manufacturing, ordering, shipment, purchase, ownership, delivery, installation, leasing, operation, possession, use, return, or other disposition thereof or the rentals hereunder (other than taxes on or measured solely by the net income of Lessor)("Impositions"). Any fees, taxes or other lawful charges paid by Lessor upon failure of Lessee to make such payments shall at Lessor's option become immediately due from Lessee to Lessor. Notwithstanding the foregoing, Lessee shall pay, indemnify Lessor for, and hold Lessor harmless on a net after-tax basis from and against, all Impositions on or measured by the net income of Lessor imposed against Lessor by any local or foreign government or other taxing authority if and to the extent that Lessor would not have incurred such Impositions but for the operation or presence of the Aircraft within the jurisdiction asserting an Imposition.

SECTION 11. Registration, Maintenance and Operation; Compliance and Use; Replacement Parts; Additions; Aircraft Marking.

         (a) Registration, Maintenance and Operation. During the Term, Lessee, at its own cost and expense, shall (i) cause the Aircraft to be duly registered in the name of the Lessor under the Federal Aviation Act at all times; (ii) maintain, inspect, service, repair, overhaul and test the Airframe and each Engine in accordance with Lessee's FAA approved and Manufacturer's recommended maintenance programs; (iii) maintain (in the English language) all Records and (iv) promptly furnish to Lessor such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft. All maintenance procedures required by Section 11, subparagraph (a)(ii) or any other provision of this Lease shall be performed in accordance with all FAA and Manufacturer's standards and procedures by properly trained, licensed, and certified maintenance sources and maintenance personnel utilizing replacement parts approved by the FAA and the Manufacturer, so as to keep the Airframe and each Engine in good operating condition, ordinary wear and tear alone excepted, and to enable the airworthiness certificate of the Aircraft to be continually maintained.

         (b) Compliance and Use. Lessee shall operate the Aircraft solely in the conduct of its business and/or for commercial purposes (and not for consumer, personal, home or family purposes) and in a cargo configuration for which Lessee is duly authorized by the FAA and it will not operate or permit the Aircraft to be operated at any time or in any geographic area when or where insurance required by the provisions of Section 14 hereof shall not be in effect, or in a manner, for any time period, such that Lessor or a third party shall be deemed to have "operational control" of the Aircraft. At all times the Aircraft will be operated only by duly qualified, currently certificated pilots as required by the insurance policies required under this Lease. IN ADDITION, EXCEPT AS EXPRESSLY PERMITTED BY THE FOLLOWING PARAGRAPH OR AS SPECIFICALLY CONSENTED TO IN WRITING BY LESSOR, THE AIRCRAFT SHALL NOT BE OPERATED, USED OR LOCATED OUTSIDE THE CONTINENTAL UNITED STATES.

         Notwithstanding the foregoing, Lessor agrees that the Aircraft may be flown temporarily to any country in the world in connection with the conduct of Lessee's business; provided, however, that in no event may the Aircraft temporarily fly, be operated, used or located in, or to any such country or area (1) which is excluded from coverage by any insurance policy in effect with respect to such Aircraft or by any insurance policy required by the terms of
Section 14 hereof or any country or area not specifically and fully covered by such insurance; (2) in a recognized or threatened area of hostility unless fully covered to Lessor's satisfaction by hull, political, expropriation, hijacking and war risk insurance or (3) to Libya, Iraq, Cuba (other than the United States government facility at Guantanamo Bay), North Korea, or such other country or countries as Lessor shall set forth pursuant to written notice to Lessee from time to time. Lessee further agrees that it shall not operate the Aircraft, or permit the Aircraft to be operated in any manner unless the insurance coverages set forth in Section 14 hereof are in full force and effect.

         (c) Replacement Parts. Except as otherwise provided in the succeeding paragraph (d) of this Section, Lessee, at its own cost and expense, will promptly replace all Parts which may from time to time become worn out, lost, stolen, taken, destroyed, seized, confiscated, requisitioned, damaged beyond repair or permanently rendered or declared unfit for use for any reason whatsoever. (such substituted Parts hereinafter called "Replacement Parts").
In addition, in the ordinary course of maintenance, service, repair, overhaul or testing, Lessee may, at its own cost and expense, remove serviceable Parts, provided that Lessee shall, at its own cost and expense, replace such serviceable Parts as promptly as practicable. All Replacement Parts (i) shall be free and clear of all Liens, (ii) be in an airworthy condition and of at least equivalent model and modification status and service bulletin accomplishment status, be fully interchangeable as to form, fit and function and shall be in a good operating condition as, and shall have a value, useful life and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof, (iii) have a current "serviceable tag" of the Manufacturer or maintenance facility providing such items to Lessee, indicating that such Parts are new, serviceable or overhauled, (iv) if overhauled, have all overhaul records, (v) if a life limited Part, have continuous records since the date of manufacture or the date of the last overhaul, and (vi) shall not in any manner alter or adversely affect the Aircraft's airworthiness certificate. All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such

Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Airframe or such Engine and which meet the requirements for Replacement Parts specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to the Airframe or such Engine as above provided, without further act, (i) title to the removed Part shall thereupon vest in Lessee, on an AS IS, WHERE IS BASIS WITHOUT ANY REPRESENTATION BY, OR RECOURSE OR WARRANTY TO, LESSOR, free and clear of all rights of Lessor and Lessor's Liens and shall no longer be deemed a Part hereunder, (ii) title to such Replacement Part shall thereupon vest in the Lessor, and (iii) such Replacement Part shall become subject to this Lease and be deemed part of the Airframe or Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

         (d) Additions. Lessee shall be entitled from time to time during the Term to acquire and install on the Aircraft at Lessee's own cost and expense (and Lessor hereby appoints Lessee to be Lessor's agent for such purpose, so long as no Event of Default has occurred and is continuing), any additional accessory, device or equipment as may be available at such time ("Additions") but only so long as such Additions (i) are ancillary to the Aircraft, (ii) are not required to render the Aircraft complete for its intended use by Lessee,
(iii) will not impair the originally intended function or use of the Aircraft or diminish the value of the same and (iv) can be readily removed without causing material damage to the Aircraft. Title to Additions which are not removed by Lessee prior to the return of the Aircraft to Lessor shall vest in Lessor upon such return. Lessee shall repair all damage to the Aircraft resulting from such installation and removal of Additions so as to restore the Aircraft to its condition prior to installation, ordinary wear and tear excepted.

         (e)  Aircraft Marking.  Lessee agrees, at its own cost and expense, to
(i) cause the Airframe and the Engines to be kept numbered with the identification or serial number therefor as specified in Schedule No. 1 to Lease Supplement No. 1 hereof; (ii) prominently display on the Aircraft that "N" number, and only that "N" number, specified in Schedule No. 1 to Lease Supplement No. 1 or such other "N" number as has been approved in writing by the Lessor and duly recorded with the FAA; (iii) notify Lessor in writing thirty (30) days prior to making any change in the configuration (other than changes in configuration mandated by the FAA), appearance or coloring of the Aircraft from that in effect at the time the Aircraft is accepted by Lessee hereunder, and in the event of such change or modification of configuration, coloring or appearance, at the request of Lessor to restore the Aircraft to the configuration, coloring and/or appearance in effect on the Acceptance Date or, at Lessor's option to pay to Lessor an amount equal to the reasonable cost of such restoration and (iv) affix and maintain in the Airframe adjacent to the airworthiness certificate and on each Engine a metal nameplate bearing the Aircraft Marking specified in Lease Supplement No. 2 and such other markings as from time to time may be required by law or otherwise deemed necessary or advisable by Lessor in order to protect the title of Lessor to the Aircraft and the rights of Lessor under this Lease. Lessee will not place the Aircraft in operation or exercise any control or dominion over the same until such Aircraft Markings have been placed thereon. Lessee will replace promptly any such Aircraft Marking which may be removed, defaced or destroyed.

         (f) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in Section 11(c) hereof may be subjected by Lessee (or any Permitted Sublessee) to normal pooling arrangements customary in the airline industry entered into in the ordinary course of Lessee's (or any Permitted Sublessee's) business with a U.S. Air Carrier; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Aircraft in accordance with Section 11(c) hereof immediately upon the removal of such removed Part. In addition, any Replacement Part when incorporated or installed in or attached to the Aircraft in accordance with Section 11(c) hereof may be owned by another U.S. Air Carrier subject to such a normal pooling arrangement; provided that Lessee (or any Permitted Sublessee) ensures that the Part so removed remains the property of Lessor, and that Lessee (or any Permitted Sublessee), at its expense, immediately thereafter either (x) causes title to such Replacement Part to vest in Lessor free and clear of all Liens and rights of others in accordance with Section 11(c) hereof, or (y) replaces such Replacement Part by incorporating or installing in or attaching to the Aircraft a further Replacement Part owned by Lessee (or any Permitted Sublessee) free and clear of all Liens and rights of others (except for any Lessor Liens) by causing title to such further Replacement Part to vest in Lessor in accordance with Section 11(c) hereof.


SECTION 12.  Inspection.

         (a) During the Term of this Lease, Lessee shall furnish to Lessor such information concerning the location, condition, use and operation of the Aircraft (or any component thereof including, the Airframe and any Engine or Part), as Lessor may reasonably request. Lessor or its authorized representatives or agents shall have the right, at any reasonable time and from time to time and wherever located, to inspect the Aircraft and its condition, use, and operation, and the Records, and to travel on the flight deck as observers at any such inspection. Lessor shall not have any duty to make any such inspection nor shall Lessor incur any liability or obligation of any kind whatsoever by reason of not making any such inspection. Without limiting the generality of the foregoing or any other term of this Lease, Lessor or its authorized representatives or agents shall have the right to inspect the Aircraft during any "C" and/or "D" checks (as such checks are determined and/or defined by the Manufacturer or the Lessee's FAA-approved maintenance program) or their respective equivalent (such checks collectively the "Major Checks"), performed by or on behalf of Lessee during the Term of this Lease, and Lessee shall inform Lessor of any such Major Check schedule by providing written notice as to time and location of all said Major Checks. During any Major Checks, Lessee agrees to provide sufficient manpower to allow Lessor or its authorized representatives or agents to inspect, during the course of any Major Check, any area of the Aircraft which Lessor requests to inspect and which would normally be required during any such Major Check.

         (b) No later than five (5) days prior to the date the Aircraft is to be returned, Lessee shall make the Aircraft available to Lessor for a detailed inspection by a qualified FAA designated airworthiness representative or any other authorized representative or agent of the Lessor in order to verify that the condition of the Aircraft complies with all of the requirements of this Lease, including, without limitation, Section 8 hereof, (any such inspection the "Final Inspection"). Such Final Inspection may be scheduled at an appropriate maintenance facility of the Lessee or a FAA authorized maintenance performer then performing maintenance on such Aircraft. Lessor shall use its best efforts to conduct such Final Inspection during operational downtime of the Aircraft. The Lessee shall provide the Lessor not less than sixty (60) days prior written notice of the location and commencement date of the Final Inspection. The Final Inspection, at Lessor's sole option, shall also include a two hour operational test flight of the Aircraft ("Test Flight"). Any such Test Flight shall be conducted by Lessee at its sole cost and expense using the Lessee's approved test flight procedures. Lessor shall be permitted to have a minimum of two (2) authorized representatives attend the Final Inspection. In the event that the Lessee has exercised its Sale Option pursuant to Section 23 (c) and the Aircraft has either not been sold within ninety (90) days of the then current Expiration Date or the proposed sale price is less than the then current Maximum Lessor Risk, the Lessee shall be required to open any areas of the Aircraft reasonably requested to be opened by the Lessor or its authorized representatives or agents in order to verify any aspect of the Aircraft's condition or any item or component thereof, including, without limitation, the lower cargo compartment bilges, and borescoping of the Engines. Without limiting the generality of the foregoing or any other term of this Agreement, all Engines shall, upon the request of Lessor, have had within the thirty (30) day period immediately preceding the Final Inspection an "engine trim run" and a "combustion chamber" inspection performed in conformance with the Manufacturer's recommended procedures. All Records shall be provided to the Lessor or its authorized representatives or agents at the Final Inspection.

         (c) The cost and expense of the Test Flight and Final Inspection shall be paid by the Lessee.

SECTION 13.  Loss or Destruction.

         (a) Event of Loss with Respect to the Aircraft. Upon the occurrence of any Event of Loss with respect to the Aircraft, Lessee shall notify Lessor of any such Event of Loss within five (5) days of the date thereof. On the next Basic Rent Date following the date of such notice (or, if such Event of Loss occurs after the Last Basic Rent Date, within thirty (30) days after such notice), Lessee shall pay to Lessor any Rent then due, plus the Casualty Value of the Aircraft determined as of the Basic Rent Date immediately following the date of such Event of Loss, together with interest at the Late Payment Rate for the period (if any) from the Basic Rent Date following the date of such notice through the date of payment. Upon making such payment and all Rent due and owing, Lessee's obligation to pay further Basic Rent for the Aircraft subsequent to such payment shall cease, but Lessee's obligation to pay Supplemental Rent as well as any other amounts due under this Lease, if any, for the Aircraft shall remain unchanged. Except in the case of loss, permanent disappearance, destruction or Return to Manufacturer, Lessor shall be entitled to recover possession of the Aircraft, unless possession thereof is required to be delivered to a third party insurance carrier in order to settle an insurance claim. Lessor shall be entitled to any salvage value in excess of the Casualty Value paid to Lessor. Lessor shall be under no duty to Lessee to pursue any claim against any Person in connection with an Event of Loss, but Lessee may at its own cost and expense and with Lessor's prior written consent pursue the same on behalf of Lessor in such manner as may be acceptable to Lessor.

         Following the payment of the Casualty Value of the Aircraft in accordance with the provisions of this subsection, Lessee, if possible, shall, as agent for Lessor, dispose of the Aircraft as soon as it is able to do so for the best price obtainable. Any such disposition shall be on an AS-IS, WHERE-IS BASIS WITHOUT ANY REPRESENTATION BY, OR RECOURSE OR WARRANTY TO, LESSOR, of any kind whatsoever. Lessee may, after paying Lessor the amounts specified in this subsection, retain all amounts of such price up to the Casualty Value of the Aircraft actually paid by Lessee, together with Lessee's reasonable costs and expenses of disposition attributable thereto and any excess shall be paid over to, and retained by, Lessor. In the event of a Return to Manufacturer, Lessor agrees that Lessee shall receive and retain all amounts payable to Lessor by the Manufacturer up to the amount, if any, of the Casualty Value actually paid by Lessee hereunder, but any excess shall be retained by Lessor. With respect to a Requisition of Use, Lessor agrees that Lessee shall receive and retain all amounts paid by any governmental authority up to the Casualty Value actually paid by Lessee hereunder, and any excess shall be paid over to, and retained by, Lessor.

         (b) Event of Loss with Respect to an Engine. Upon an Event of Loss with respect to any Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe upon which such Engine was installed or upon the occurrence of an Event of Loss of an Engine not then installed on the Airframe, Lessee shall give Lessor prompt written notice thereof and shall within thirty (30) days after the occurrence of such Event of Loss, duly convey to Lessor title to a similar engine of the name, make and model number as that suffering the Event of Loss. Such engine shall be free and clear of all Liens, have a value, utility, and useful life at least equal to, and (ii) be in as good an operating condition as, the Engine with respect to which such Event of Loss has occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss. Lessee, at its own cost and expense, shall furnish Lessor with such documents to evidence such conveyance as Lessor shall request. Upon full compliance by Lessee with the terms of this paragraph, Lessor will transfer to Lessee, without recourse, representation or warranty of any kind whatsoever, all of Lessor's right, title and interest, if any, in and to the Engine with respect to which such Event of Loss has occurred. SUCH TRANSFER SHALL BE "AS-IS, WHERE-IS" AND LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND LESSOR HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE ENGINE SO TRANSFERRED TO LESSEE other than that the Engine is free and clear of Lessor's Liens. Each such replacement engine shall, after such conveyance shall be deemed an "Engine" as defined herein and shall be deemed part of the same Aircraft as was the Engine replaced thereby. No Event of Loss with respect to an Engine shall result in any reduction or delay in the payment of Basic Rent or relieve Lessee of any obligation under this Lease.

         (c) Risk of Loss; no Release of Obligations. Except as provided in this Section 13, Lessee shall bear the risk of loss and shall not be released from its obligations hereunder in the event of any damage to the Aircraft or any part thereof or any Event of Loss relating thereto.

SECTION 14.  Insurance.

         (a) Aircraft Liability and Property Damage Insurance. Lessee shall maintain at its own cost and expense for the entire Term with insurers satisfactory to Lessor, (i) comprehensive aircraft and general public liability insurance against bodily injury and property damage claims including, without limitation, contractual liability, premises damage, public liability, personal property liability, personal injury liability, death and property damage liability, public and passenger legal liability coverage in an amount not less than $200,000,000.00 for each single occurrence and (ii) such other property damage insurance with respect to the Aircraft as is of the type and in the amounts usually carried by companies engaged in the same or a similar business as Lessee and which covers risks of the kind customarily insured against by such companies. Lessee shall also provide worker's compensation insurance with all-states coverage for the Aircraft's crew and maintenance personnel.

         (b) Insurance Against Loss or Damage to the Aircraft. Lessee shall maintain at its own cost and expense for the entire Term with insurers satisfactory to Lessor, all-risk ground and flight aircraft hull insurance covering the Aircraft, including foreign object damage, fire and explosion coverage, cargo, environmental, ingestion and lightning and electrical damage and comparable insurance with respect to any Engines or Parts while removed from the Aircraft, and with respect to any engines or parts while temporarily installed on the Aircraft, provided that such insurance shall at all times be in an amount not less than the Casualty Value of the Aircraft (such amount determined at the Rent Commencement Date and at each annual renewal date of the insurance policies provided hereunder for the next succeeding year throughout the Term). Lessee shall maintain in effect hijacking (air piracy) insurance with respect to the Aircraft in a face amount of not less than the Casualty Value of the Aircraft (determined as described herein), which shall be in full force and effect worldwide throughout any geographical areas at any time traversed by the Aircraft. Such insurance shall also include war risk, governmental confiscation and expropriation and related insurance.

         (c) Lessor as Additional Insured; Notice. Any policies of insurance carried in accordance with this Section and any policies taken out in substitution or replacement or any such policies (i) shall be amended to name Lessor as the owner of the Aircraft and as additional insured as its interests may appear, (ii) with respect to insurance carried in accordance with paragraph
(b) of this Section 14 covering the Aircraft, shall provide that any amount payable thereunder which exceeds $100,000.00 in the aggregate shall be paid directly to Lessor as sole loss payee and not to Lessor and Lessee jointly (and, so long as no Event of Default has occurred, such amounts shall be disbursed by Lessor to Lessee or other appropriate Persons in payment of the costs actually incurred with respect to repairs made to the Aircraft so as to restore it to the operating condition required by Section 11 hereof, or shall be disbursed by Lessor as otherwise required by the Lease), and that, provided no Default or Event of Default has occurred and is continuing, any amount(s) of less than $100,000.00 in the aggregate shall be paid to Lessee (and such amounts shall be applied by Lessee to pay the costs of such repairs), (iii) shall provide for thirty (30) days, or in the case of war risk insurance, seven

(7) days, written notice by such insurer of cancellation, change, non-renewal or reduction and (iv) shall provide that in respect of the interests of Lessor in such policies, the insurance shall not be invalidated by any action or inaction of Lessee regardless of any breach or violation of any warranties, declarations or conditions contained in such policies by or binding upon Lessee. Each shall be primary insurance, not subject to any co-insurance clause and shall be without right of contribution from any other insurance. Lessee shall arrange for appropriate certification as to the satisfaction of the requirements set forth above in this Section 14 to be delivered to Lessor not later than the Acceptance Date by each such insurer or underwriter therefor, which certification shall specifically acknowledge that the insurance is in conformity with this Section 14. Notwithstanding the foregoing, Lessee shall promptly provide Lessor with a copy of each policy of insurance required hereunder if it so requests.

         (d) Reports, etc. Annually on the anniversary of the Acceptance Date, Lessee shall furnish to Lessor a report describing in reasonable detail the insurance then carried and maintained on the Aircraft and certifying that such insurance complies with the terms hereof and, if Lessor shall so request, a copy of each applicable policy. In the event Lessee shall fail to maintain insurance as herein provided, Lessor may, at its option, provide such insurance, and Lessee shall, upon demand, reimburse Lessor for the cost thereof, together with interest at the Late Payment Rate from the date of payment through the date of reimbursement.

         (e) Agreed Value. Anything herein to the contrary notwithstanding, at all times while the Aircraft is subject to this Lease, the insurance required hereunder shall be for an amount on an "agreed value" basis not less than the lower of the Casualty Value or the Lessor's Cost.

         (f) No Right To Self-Insure. Lessee shall not self-insure (by deductible, premium adjustment, or risk retention arrangement of any kind) the insurance required to be maintained hereunder, except to the extent of deductibles usually and customarily maintained by companies engaged in the same or similar business as Lessee and operating the same or similar aircraft, but in no event shall any deductible exceed the Permitted Deductible amount on Schedule No. 2-A to Lease Supplement No. 1. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to file, settle or adjust, and receive payment of claims under any such insurance policy and to endorse Lessee's name on any checks, drafts or other instruments on payment of such claims. Lessee further agrees to give Lessor prompt notice of any damage to or loss of, the Aircraft, or any part thereof.

         (g) Attorney-in Fact. Lessee irrevocably appoints Lessor (and any assignee, mortgagee and/or lender of the Lessor) its attorney-in-fact to act in Lessee's name and on its behalf to make, execute, deliver and file any instruments or documents, settle, receive payment, make claim or proof of loss and to take any action as Lessor (and any such assignee, mortgagee and/or lender) deems necessary or appropriate to carry out the intent of this Section 14 or any agreements, documents or instruments related thereto. To the extent appropriate or permissible under applicable law, such appointment is coupled with an interest, shall be irrevocable and shall terminate only upon payment in full of the obligations set forth in this Lease and/or any agreements, documents or instruments related thereto. Notwithstanding the foregoing, to the extent that no Default or Event of Default has occurred and is continuing, Lessor agrees that it shall not exercise its powers as attorney in fact with respect to amounts of less than $100,000.00 payable under such policies of insurance as are provided for hereunder.

SECTION 15.  Indemnification.

         Lessee assumes liability for, and hereby agrees to indemnify, protect, save, defend and keep harmless Lessor, its agents, employees, officers, directors, shareholders, subsidiaries, affiliates, successors and assigns (collectively "Lessor"), on a net after-tax basis, from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving or alleging product liability or strict or absolute liability in tort), actions, suits, demands, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever (other than Impositions, the indemnification against which is set forth in Section 10 hereof) ("Claims") which may be imposed on, incurred by or asserted against Lessor, whether or not Lessor shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of this Lease or any documents contemplated hereby, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the assertion or enforcement of any manufacturer's, vendor's or dealer's warranties on the Aircraft or any part thereof, (including, without limitation, any warranty of any Manufacturer), the manufacture, inspection, construction, purchase, pooling, interchange, acceptance, rejection, ownership, titling or re-titling, delivery, lease, sublease, possession, use, operation, maintenance, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Aircraft or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any Claim for patent, trademark or copyright infringement).

         Notwithstanding the foregoing, Lessee shall not be required to indemnify Lessor for (a) any Claim caused by the gross negligence or willful misconduct of the Lessor, (b) any Claim caused by the failure of

Lessor to comply with any regulatory requirements which non-compliance is caused solely and directly by Lessor, negligence or willful misconduct or (c) any Claim in respect of the Aircraft arising from acts or events which occur after (x) possession of the Aircraft has been redelivered to Lessor (which return and delivery shall be in full and complete compliance with the terms of this Lease, including, without limitation, Section 8) and (y) any and all other obligations of any kind whatsoever of the Lessee under this Lease which have been fully paid and/or performed, including, without limitation pursuant to
Section 10 hereof, as the case may be, unless any such Claims were caused by Lessee (or any stockholder, director, officer, employee, successor, assignee, agent or servant of the Lessee) or resulted or arose, directly or indirectly, from any acts, events or omissions of any kind whatsoever during the Term of this Lease.

         WITHOUT LIMITING THE GENERALITY OF THE TERMS OF THIS LEASE, LESSEE AGREES THAT LESSOR SHALL NOT BE LIABLE TO LESSEE FOR ANY CLAIM CAUSED DIRECTLY OR INDIRECTLY BY THE INADEQUACY OF THE AIRCRAFT OR ANY PART THEREOF FOR ANY PURPOSE OR ANY DEFICIENCY OR DEFECT THEREIN OR THE USE OF MAINTENANCE THEREOF OR ANY REPAIRS, SERVICING OR ADJUSTMENTS THERETO OR ANY DELAY IN PROVIDING OR FAILURE TO PROVIDE ANY OF THE SAME OR ANY INTERRUPTION OR LOSS OF SERVICE OR USE THEREOF OR ANY LOSS OF BUSINESS, OR PROFITS ALL OF WHICH SHALL BE THE SOLE RISK AND RESPONSIBILITY OF LESSEE.

         The liability of Lessee to make indemnification payments pursuant to this Section 15 shall, notwithstanding any expiration or other termination (whether voluntary, as the result of Default or Event of Default, or otherwise) of this Lease, continue to exist until such indemnity payments are irrevocably made by Lessee in full and received by Lessor. If any Claim is made against Lessee or Lessor, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Lessee of any obligation hereunder.

SECTION 16.  Assignment and Sublease.

         EXCEPT AS EXPRESSLY SET FORTH HEREIN OR AS MAY BE OTHERWISE CONSENTED TO IN WRITING BY LESSOR, LESSEE SHALL NOT SELL, TRANSFER, ASSIGN, SUBLEASE, CONVEY, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER ITS OR LESSOR'S INTEREST IN AND TO THE LEASE OR THE AIRCRAFT, AND ANY SUCH SALE, TRANSFER, ASSIGNMENT, SUBLEASE, CONVEYANCE, PLEDGE, MORTGAGE, OR ENCUMBRANCE, WHETHER BY OPERATION OF LAW OR OTHERWISE, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR SHALL BE NULL AND VOID. IN ADDITION, LESSEE SHALL NOT RELINQUISH POSSESSION OF THE AIRFRAME OR ANY ENGINE OR INSTALL ANY ENGINE OR PART, OR PERMIT ANY ENGINE OR PART TO BE INSTALLED, ON ANY AIRFRAME OTHER THAN THE AIRFRAME LEASED HEREUNDER EXCEPT AS EXPRESSLY SET FORTH HEREIN. No acceptance, assignment, subletting, relinquishment or installation shall in any event relieve Lessee of primary, absolute and unconditional liability for its duties and obligations under this Lease. In no event may the Aircraft be subleased to a Person who is not a "citizen of the United States" within the meaning of the Federal Aviation Act. Notwithstanding anything to the contrary set forth herein, nothing herein shall prohibit Lessee from entering into any contract or arrangement with any third party so long as Lessee maintains operational control of the Aircraft and the rights, title and interests of such third party are subject and subordinate to the rights, title and interests of Lessor hereunder.

         (a) Notwithstanding the foregoing, provided that, so long as no Default or Event of Default shall have occurred hereunder and be continuing, and Lessee shall continue to comply with the provisions of Sections 11 and 14, Lessee (and any Permitted Sublessee except that any Permitted Sublessee shall not have the right to sublease or lease the Aircraft to any other Person) may, without the prior written consent of Lessor:

                 (i) subject the Airframe, the Engines or engines then installed thereon to normal interchange agreements or any Engine to normal pooling or similar arrangements, in each case customary in the airline industry and entered into by Lessee (or any Permitted Sublessee) in the ordinary course of its business with a U.S. Air Carrier or any other air carrier approved by Lessor; provided that (A) no transfer of registration of the Airframe or any Engine shall be effected in connection therewith and the terms of this Lease shall be observed; (B) no such agreement or arrangement contemplates or requires the transfer of title to the Airframe or any Engine and (C) if Lessor's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall comply with Section 13(b) hereof in respect thereof;

                 (ii) deliver possession of the Airframe or any Engine to the manufacturer thereof or to any organization for testing, service, repair, maintenance or overhaul work on the Airframe, Engine or any part thereof or for alterations or modifications in or additions to such Airframe or Engine to the extent required or permitted by the terms of Section 11 hereof;

                 (iii) install an Engine on an airframe owned by Lessee (or any Permitted Sublessee) which airframe is free and clear of all Liens, except:
(A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of third parties under interchange agreements which would be permitted under clause (i) above, provided that Lessor's title to such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), such mortgage Liens or other security interests provide that such Engine shall not become subject to the lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe;

                 (iv) install an Engine on an airframe leased to Lessee (or any Permitted Sublessee) or purchased by Lessee subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except: (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees, and (B) Liens of the type permitted by subparagraph (iii) of this paragraph (b) and (y) such lease, conditional sale or other security agreement provides that such Engine shall not become subject to the lien or security interest of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on such airframe;

                 (v) transfer possession of the Airframe or any Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program for a period that does not extend beyond the end of the Term so long as Lessee (or any Permitted Sublessee) shall (A) promptly notify Lessor upon subjecting the Airframe or any Engine to the Civil Reserve Air Fleet Program and provide Lessor with the name and address of the Contracting Office Representative for the Military Aircraft Command of the United States Air Force, and (B) promptly notify Lessor upon transferring possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to such program; or

                 (vi) transfer possession of the Airframe or any Engine to the United States of America or any agency or instrumentality thereof pursuant to a contract, a copy of which shall be provided to Lessor, provided that the terms of such contract shall not be inconsistent with the terms hereof (including, without limitation, that no such contract shall extend beyond the end of the
Term).

                 (vii) sublease the Aircraft to any Permitted Sublessee, provided, however, that

                  A. Lessee shall provide to the Lessor prior written notice of any proposed sublease and a copy of such sublease prior to entering into said sublease.

                  B. Any sublease shall provide that it shall terminate at the option of Lessor, upon the expiration or earlier termination of this Lease and the term of such sublease shall not exceed the then remaining Term of this Lease (including, any Renewal Term as to which the option to renew has been irrevocably exercised).

                 C. Any sublease shall be a true lease and not a lease intended as "security" as such term is used in Section 1-201
                 (37) of the UCC.

                  D. With respect to any sublease, to the extent that it has not already done so, Lessee agrees to assign, and does hereby assign, as collateral security, and grant, and does hereby grant, to Lessor a security interest in (i) the sublease, (ii) all amounts payable thereunder, (iii) all proceeds of insurance payable to Lessee pursuant to the sublease, and (iv) all rights and remedies of Lessee under the sublease and proceeds from the exercise thereof all to secure payment and performance of all of Lessee's liabilities, obligations and indebtedness under this Lease. Lessor's security interest which is created hereby, if Lessor so elects, may be perfected by possession of the sublease rather than filing, as provided in the UCC. Until the occurrence of a Default or an Event of Default hereunder, Lessee shall have the right to collect and receive, in accordance with the terms hereof, rent and other sums payable under such sublease and to retain, use and enjoy the same. The filing of this Lease with the FAA shall constitute notice to all third parties of the security interest of Lessor in any such subleases without the need for the filing of a specific assignment thereof.

                 E. Lessee shall deliver to the Lessor a fully executed copy of each and every sublease, which are, and will be, the only copies of such sublease marked "Secured Party's Original." All copies of the sublease shall bear the following legend: "To the extent, if any, this instrument constitutes chattel paper under the UCC, no security interest herein may be created through the transfer and/or possession of any counterpart other than the counterpart marked 'Secured Party's Original.'" All copies of each sublease, other than the "Secured Party's Original" shall bear the following legend: "'Copy.' No interest herein may be created or the aircraft subject hereto through the transfer and/or possession hereof."

                 F. Any sublease shall be expressly subject and subordinate to this Lease and the rights of Lessor hereunder and in and to the Aircraft. No amendment, termination, waiver or modification of any of the terms and/or conditions of such sublease shall be effective unless consented to in writing in advance by Lessor, provided, however, that Lessor's consent shall not be necessary with respect to any amendment or modification of such sublease which increases the amount of the monthly rentals under such sublease or with respect to any renewal of such sublease provided that the term of such sublease, upon effecting such renewal ends on or before the then current Term of this Lease.

                 G. Lessee shall deliver to Lessor a consent and acknowledgment executed by Lessee and Permitted Sublessee in the form and substance satisfactory to Lessor along with such other instruments (including, without limitation, FAA recording documents and UCC financing statements) as Lessor may reasonably require. Lessee shall agree to take such other actions as are deemed necessary by Lessor to effect the terms and conditions of this Section.

                  H. Lessee shall provide evidence, satisfactory to Lessor, that Lessor shall have the benefits of Section 1110 (as set forth in Section 6 (x) of this Lease) after giving effect to such sublease.

                  I. Such other terms and conditions as Lessor deems necessary and appropriate.

                  Notwithstanding anything to the contrary set forth herein, nothing in this subparagraph (vii) shall prohibit Lessee from entering into any contract or arrangement with any third party so long as Lessee maintains operational control of the Aircraft and the rights, title and interests of such third party are subject and subordinate to the rights, title and interests of Lessor hereunder.

         Without limiting the generality of the foregoing, the rights of any Permitted Sublessee or other transferee who receives possession by reason of a transfer permitted by this Section 16 (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any sublease permitted by this Section 16, shall expressly provide that it is subject and subordinate to, all the terms of this Lease, including, without limitation, the covenants contained in Section 8 hereof and Lessor's rights, powers and remedies hereunder, including the right to repossession pursuant to
Section 19 hereof and to avoid such sublease upon such repossession and each sublease shall expressly require any Permitted Sublessee to forthwith deliver the Aircraft to Lessor upon any rightful demand therefor pursuant to Section 19 hereof, and the terms of any such sublease shall (A) not permit any Permitted Sublessee to take any action not permitted to be taken by Lessee in this Lease with respect to the Aircraft, (B) be consistent with the requirements of this Lease, (C) not permit any further subleasing or leasing of the Aircraft by the Permitted Sublessee or otherwise, (D) include appropriate provisions for the continued registration and maintenance of the Aircraft in accordance with FAA standards, and compliance with the terms and conditions hereof, including, without limitation, use and operation, insurance with an appropriate insurance certificate to be furnished to Lessor prior to Lessee's entry into any such sublease, (E) provide that the Lessor may, at its option, void or terminate such sublease following an Event of Default or Default hereunder, (F) provide that in the event that Lessor declares the Lease to be in default pursuant to
Section 18 hereof, any Permitted Sublessee's rights under such sublease shall, at the option of Lessor, automatically be deemed to be assigned to Lessor (to the extent not already assigned to the Lessor), and (G) that the Permitted Sublessee shall not transfer possession of or any other rights to the Airframe or any Engine to any Person, except as expressly permitted herein.

         No pooling agreement, sublease or other relinquishment of possession of the Airframe or any Engine shall in any way whatsoever discharge or diminish any of Lessee's obligations to Lessor (and any assignee, mortgagee and lender of the Lessor) hereunder, discharge or diminish the obligations of the Guarantor under the Guaranty or constitute a waiver of Lessor's (or any such assignee, mortgagee or lender of the Lessor's) rights or remedies hereunder and all of the obligations of Lessee hereunder shall be and remain primary and shall continue in full force and effect as the obligations of a principal and not of a guarantor or surety.

         Lessor, may at any time, with or without notice to Lessee, mortgage, grant a security interest in or otherwise transfer, sell or assign all or any part of its interest in this Lease or the Aircraft or any Rent or other sums due or to become due hereunder and Lessee shall perform all of its obligations under this Lease for the benefit of such assignee, lender, creditor, mortgagee, transferee or Person except that the interest of any such assignee, lender, creditor, mortgagee, transferee or Person shall be subject to Lessee's rights of use and possession, renewal rights, and purchase options, if any, hereunder, so long as no Default or Event of Default has occurred and is continuing hereunder. Lessee agrees that the rights hereunder of any such assignee, lender, creditor, mortgagee, transferee or Person shall not be subject to any defense, setoff, recoupment, abatement, reduction, claim or counterclaim (collectively the "Defenses") that Lessee has or may at any time have against Lessor for any reason whatsoever and Lessee hereby waives any right to assert at any time any of the foregoing Defenses against any such assignee, lender, creditor, mortgagee, transferee or Person. Lessee further agrees that any such assignee, lender, creditor, mortgagee, transferee or Person shall have all of Lessor's rights hereunder, but none of the Lessor's obligations or duties. Lessee acknowledges that any such assignment, transfer or sale will not materially change its duties or materially increase its burdens or risks hereunder and that any such assignment, transfer or sale shall be permitted even if the assignment, transfer or sale would be deemed to materially affect the Lessee's interests hereunder. Lessee further agrees, if so directed in writing, to, among other things, pay all sums due or to become due hereunder directly to the assignee, lender, creditor, mortgagee, transferee or Person or any other party designated in writing by Lessor or any such assignee, lender, creditor, mortgagee, transferee or Person. Upon the request of Lessor or any assignee, lender, creditor, mortgagee, transferee or Person, Lessee also agrees
(i) to promptly execute and deliver to Lessor or to such assignee, lender, creditor, mortgagee, transferee or Person an acknowledgment of assignment in form and substance satisfactory to the requesting party which, among other things, reaffirms the basic terms and conditions of this Lease and (ii) to comply with the reasonable demands of any such assignee, lender, creditor, mortgagee, transferee or Person in order to perfect any such assignment or transfer.

         This Lease, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by (a) Lessor and its successors, assigns (including, without limitation, all parties referred to in Section 16), agents and servants and (b) Lessee and its successors and, to the extent expressly permitted by Lessor, assigns.

SECTION 17.      [Intentionally Left Blank]

SECTION 18.  Events of Default.

         The term "Event of Default", wherever used herein, shall mean any of the following events or circumstances (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

         (a) Lessee shall fail to make any payment of Rent, Casualty Value and/or any amount due pursuant to Section 23 hereof within ten (10) days after any or all of the same shall become due and payable, or, upon demand, any other amount required to be paid herein or under any other agreement with Lessor; or

         (b) Lessee shall fail to keep in full force and effect any of the insurance required under this Lease, or shall operate the Aircraft at a time when, or at a place in which, such insurance shall not be in effect; or

         (c) Lessee shall fail to perform or observe any covenant, condition or agreement, (other than those specifically referred to in this Section 18) required to be performed or observed by it under this Lease or any agreement, document or certificate delivered by or on behalf of Lessee in connection herewith, and such failure shall continue for (I) ten (10) days after written notice thereof from Lessor to Lessee and (II) provided that Lessee is diligently pursuing a cure of such default to the satisfaction of Lessor, for forty-five (45) days thereafter; or

         (d) Lessee shall default in the payment or performance of any indebtedness or obligation to Lessor or any affiliated person, firm or entity controlling, controlled by or under common control with Lessor, under any loan, note, security agreement, lease, guaranty, title retention or conditional sales agreement or any other instrument or agreement evidencing such indebtedness with Lessor or such other affiliated person, firm or entity affiliated with Lessor; or

         (e) any representation or warranty made by Lessee herein or in any certificate, agreement, statement or document hereto or hereafter furnished to Lessor in connection herewith, including without limitation, any financial information disclosed to Lessor, shall prove to be or to have been false or incorrect in any material respect; or

         (f) the commencement of any bankruptcy, insolvency, arrangement, reorganization, receivership, liquidation or other similar proceeding by or against Lessee or any of its properties or businesses, the appointment of a trustee, receiver, liquidator or custodian for Lessee or any of its properties of business, if Lessee suffers the entry of an order for relief under Title 11 of the United States Code or the making by Lessee of a general assignment or deed of trust for the benefit of creditors; or

         (g) Lessee defaults in any payment or other obligation to any third party which default gives rise to a right on behalf of such third party to accelerate such obligation and such obligation is either accelerated by the third party or paid in full by the Lessee during the continuance of such default; or

         (h) Lessee (I) sells, transfers or disposes of all or substantially all of its respective stock, assets or property and after giving effect to such sale, transfer or disposition the Lessee's tangible net worth does not equal or exceed its tangible net worth immediately preceding such occurrence, or (II) merges with or into any other entity and the surviving entity after giving effect to such merger does not comply with all of the terms and conditions of this lease, including, without limitation, the terms and conditions of the Financial Covenants Rider hereto; or

         (i) if M. Tom Christopher shall cease to own a minimum of 25% of Parent's voting capital stock issued and outstanding from time to time; or if Parent shall cease to own 100% of Lessee's or any Guarantor's (other than Parent's) voting capital stock issued and outstanding from time to time; or if
M. Tom Christopher shall no longer serve as chairman of the board or chief executive officer of Parent; or any major automobile manufacturer; or

         (j) there shall be a change in the ownership of Parent's stock such that Parent is no longer subject to the reporting requirements of the Securities Exchange Act of 1934 or no longer has a class of equity securities registered under Section 12 of the Securities Act of 1933; or

         (k) Lessee shall fail to return the Aircraft to Lessor at the end of the Term in accordance and in compliance with Section 8 hereof unless Lessee is diligently pursuing compliance with such Section to the satisfaction of Lessor; or

         (l) Lessee shall or shall attempt to remove, sell, transfer, convey, pledge, mortgage, encumber, part with possession of, assign or sublet the Aircraft or any part thereof (except as expressly permitted by the provisions of this Lease or such use by the United States Government pursuant to the Civil Reserve Air Fleet Program), use the Aircraft for an illegal purpose or permit the same to occur or Lessee shall create, incur, assume or suffer to exist any Lien (other than Permitted Liens) with respect to the Aircraft, this Lease or Lessor's interests thereunder; or

         (m) any event or condition set forth in subsections (b) through (j) of this Section 18 shall occur with respect to any guarantor or other person responsible, in whole or in part, for payment or performance of this Lease; or

         (n) any event or condition set forth in subsections (d) through (j) of this Section 18 shall occur with respect to any affiliated person, firm or entity controlling, controlled by or under common control with Lessee.

         Lessee shall promptly notify Lessor of the occurrence of any Default or Event of Default.

SECTION 19.  Remedies.

         (a) Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default (provided that no such declaration shall be a condition to any suit against Lessee for specific performance of a defaulted covenant or for damages in respect of such default upon such occurrence or at any time thereafter), and at any time thereafter, whether or not such Event of Default shall be continuing, Lessor may exercise any one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect:

                 (i) Proceed by appropriate court action, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for breach thereof.

                 (ii) By notice terminate this Lease, whereupon all rights of Lessee to the use of the Aircraft or any part thereof shall absolutely cease and terminate but Lessee shall remain liable as hereinafter provided and thereupon Lessee, if so requested by Lessor, shall (a) at its expense promptly return the Aircraft to the possession of Lessor at such place as Lessor shall designate and in the condition required upon the return thereof pursuant to and in accordance with the terms of this Lease, (b) Lessor, at its option, may enter upon the premises where the Aircraft is located and take immediate possession of and remove the same, together with any Engines and Parts by self-help, summary proceedings or otherwise without any liability of any kind whatsoever on the part of Lessor for or by reason of such entry or taking of possession and Lessee hereby waives any cause of action it may have arising from, or in connection with, the foregoing or (c) Lessee will provide storage as set forth in this Lease. In addition, upon the written request of Lessor, Lessee, at its expense, will replace any engine installed on the Airframe with an Engine. Lessee shall, without further demand, forthwith pay to Lessor an amount equal to any unpaid Rent due and payable for all periods up to and including the Basic Rent Date following the date on which Lessor has declared this Lease to be in default, plus, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Casualty Value of the Aircraft, computed as of the Basic Rent Date immediately following the date on which Lessor has declared this Lease to be in default (plus all costs, charges and expenses including, legal fees and disbursements incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of any of Lessor's remedies with respect thereto or otherwise). Following the return of the Aircraft to Lessor pursuant to this subparagraph (ii), Lessor shall proceed at its option to sell or otherwise dispose of the Aircraft by public or private sale, with or without notice, and without having the Aircraft present at the place of sale and in such manner as it shall deem appropriate, provided that Lessor, if it so elects, may purchase the Aircraft at such sale for a price not less than the highest bona fide bid given by a Person unrelated to Lessee. Lessee waives all its rights under laws governing such sale to the extent permitted by law. Lessor may apply any deposit or other cash collateral or sale or remarketing proceeds of the Aircraft at any time to reduce any amounts due to Lessor. Notwithstanding the foregoing, Lessor may at its option and in its sole discretion keep idle, lease, or use or operate all or part of the Aircraft without any liability whatsoever and may use Lessee's premises for storage pending lease or sale or for holding a sale without liability for rent or costs or any other matter whatsoever. The net proceeds of such sale or lease as provided above shall be applied by Lessor (x) first, to pay all costs, charges and expenses, including the cost of discharging all Liens, on the Aircraft and all legal fees and disbursements incurred by Lessor as a result of the Event of Default and/or the exercise of its remedies with respect thereto,
(y) second, to pay to Lessor an amount equal to any unpaid Rent due and payable and the Casualty Value, to the extent not previously paid and (z) third, to reimburse Lessee for the Casualty Value to the extent paid by Lessee as liquidated damages. Any surplus remaining thereafter shall be retained by Lessor. To the extent that all Rent then due and payable with respect to the Aircraft and the Casualty Value have not been previously paid, Lessee shall forthwith pay upon demand to Lessor the sum of (A) the amount by which (1) the sum of (aa) all Rent then due and payable with respect to the Aircraft, (bb) the Casualty Value or portion thereof not theretofore paid and (cc) the amount payable under clause (x) of the preceding sentence exceeds (2) the net proceeds of the sale or lease of the Aircraft actually received by the Lessor and (B) interest at the Late Payment Rate on the full amount of said Casualty Value and Rent then due and unpaid, computed from the date such sums are due until the same are paid by Lessee. For purposes of computing liquidated damages under this subparagraph (ii) only, the proceeds of any releasing of the Aircraft shall be determined by discounting to present value, at the rate of twelve and one-half percent (12.5%) per annum, the periodic rentals which are payable to Lessor pursuant to such re-lease, up to and including the Expiration Date.

         (b) Lessee shall be liable for all costs, charges and expenses, including legal fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default, the exercise of any of Lessor's rights or remedies with respect thereto or otherwise.

         (c) Lessee hereby waives, to the maximum extent now or hereafter permitted by applicable law, for itself and for its successors or assigns any and all rights Lessee or Lessee's successors or assigns may have following an Event of Default under any bankruptcy, insolvency or similar laws, rules or regulations with respect to the continued possession or use of the Aircraft or relief from the payment of Rent therefor or otherwise with respect to this Lease. Rejection of this Lease by any bankruptcy trustee or debtor-in-possession shall entitle Lessor to the immediate return of the Aircraft and to liquidated damages calculated in the manner provided for in
Section 19(a)(ii) above with respect to an Event of Default.

         (d) No right or remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy referred to above or otherwise available to Lessor at law or in equity, including, without limitation, such rights and/or remedies as are provided for in the UCC. No express or implied waiver by Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon the occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or reoccurrence of any such contingencies or similar contingencies, and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided for or otherwise referred to herein.

         (e) To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use the Aircraft in mitigation of Lessor's damages as set forth in this Section 19 or which may otherwise limit or modify any of Lessor's rights or remedies under this Section 19. To the extent permitted by applicable law, Lessee waives any and all rights and remedies conferred upon a lessee by Section 2A-508 to 2A-522 (inclusive) of the UCC, including, without limitation, any rights of Lessee (a) to cancel or repudiate this Lease or any supplement or any document relating thereto, (b) to reject or evoke acceptance of the Aircraft or any component thereof and (c) to recover from Lessor any general or consequential damages, for any reason whatsoever.

SECTION 20.  Performance of Obligations of Lessee by Lessor.

         If any Default or Event of Default occurs or if Lessee fails to perform or comply with any of its agreements contained herein, Lessor shall have the right, but shall not be obligated, to effect such performance or compliance and the amount of any out-of-pocket expenses and other reasonable expenses of Lessor incurred in connection with the performance of or compliance with such agreements, as the case may be, together with interest thereon at the Late Payment Rate, shall be payable by Lessee promptly upon demand and any such action by Lessor shall not be deemed a cure or waiver of any Default or Event of Default hereunder.

SECTION 21.  Intent

         Title to the Aircraft shall at all times remain in Lessor and at no time during the Term shall title become vested in Lessee. Lessee shall acquire no right, title or interest in or to the Aircraft except the right to use the same pursuant to the terms of this Lease. Notwithstanding anything to contrary contained herein or otherwise, (i) should a court of competent jurisdiction determine that this agreement is one intended as security, and (ii) to secure the prompt and full payment and performance as and when due of any and all obligations and indebtedness of Lessee to Lessor, now existing or hereafter created of any kind whatsoever, including, without limitation any other aircraft lease executed contemporaneously with this Lease, Lessee hereby grants and conveys to, Lessor a security interest and lien in this Lease, the Aircraft, any subleases relating to the Aircraft or any part thereof and any and all proceeds (including insurance proceeds) of any or all of the foregoing. The security interest granted herein shall survive the termination or expiration of this Lease by any Event of Default or Default or otherwise and shall remain in full force and effect until such time as Lessee has no further obligations of any kind whatsoever under this Lease.

SECTION 22.  Notices.

         All communications and notices provided for herein shall be in writing and shall become effective upon hand delivery or upon delivery to an overnight delivery service or two (2) Business Days after being deposited in the United States mail with proper postage for first-class mail prepaid, sent by registered or certified mail, return receipt requested, and addressed to Lessor or Lessee at their respective addresses set forth under the signatures hereto or such other address as either party may hereafter designate by written notice to the other.

SECTION 23.  End of Term Options.

         (a) If no Event of Default (or event or condition which, with the passage of time or giving of notice, or both, would become such an Event of Default) has occurred and is continuing, on each Expiration Date, Lessee shall have the option to: (i) purchase the Aircraft pursuant to paragraph (b) below (the "Purchase Option"), (ii) sell the Aircraft pursuant to paragraph (c) below (the "Sale Option") or (iii) on any Expiration other than the Final Expiration Date, to renew the Term of the Lease for an additional one year period on the same terms and conditions as are set forth herein except that the amount of Basic Rent payable during such Renewal Term shall be as set forth for such Renewal Term on Schedule 2-A to Lease Supplement No. 1 (the "Renewal Option"). Subject to the foregoing limitations on exercise of the Renewal Option, Lessee shall give Lessor 180 days irrevocable written notice (the "Option Notice") prior to each Expiration Date if Lessee intends to exercise the Purchase Option, the Sale Option or the Renewal Option. If Lessee does not provide a timely Option Notice, then the Lessee shall be irrevocably deemed to have exercised (x) the Renewal Option as of the then current Expiration Date provided that the then current Expiration Date is not the Final Expiration Date, or (y) the Purchase Option as of the then current Expiration Date if the then current Expiration Date is Final Expiration Date.

         (b) Upon exercise of the Purchase Option, Lessee shall pay to Lessor on the applicable Expiration Date an amount equal to: (i) all Rent then due and owing under the Lease; plus (ii) all taxes, assessments and other charges due or payable in connection with the sale of the Aircraft to Lessee; plus
(iii) the Purchase Option Price as of such Expiration Date. Upon receipt of the amounts set forth in the preceding sentence, Lessor shall convey all of Lessor's right, title and interest in and to the Aircraft to Lessee on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Aircraft shall be free and clear of all liens created by Lessor.

         (c) Upon exercise of the Sale Option, Lessee shall place the Aircraft in the condition required by Section 8 of the Lease and shall obtain bids for the Aircraft and market such Aircraft in a commercially reasonable manner to the highest qualified bidder on or before the Expiration Date, at Lessee's sole cost and expense; provided, however, that no sale shall occur without Lessor's prior written consent. Lessor agrees that, if so requested by Lessee and upon performance of and compliance with the other terms and conditions of this
Section 23 by Lessee, it shall consent to any bona fide offer to purchase the Aircraft, including, any offer to purchase the Aircraft made by Lessee, which equals or exceeds the Maximum Lessor Risk. Lessor may also offer to purchase the Aircraft pursuant to this Section 23 and/or solicit and/or obtain bids for the Aircraft, provided, however, that Lessor shall be under no duty to so act.

         If the Aircraft is sold pursuant to the exercise of a Sale Option on or before the applicable Expiration Date, then, on the earlier of such Expiration Date or the date on which the proceeds from such sale are paid by the purchaser of the Aircraft (the "Termination Date"), Lessor shall receive all proceeds of such sale and Lessee shall pay to Lessor: (i) all Rent due and owing under the Lease through and including the Expiration Date; plus (ii) all taxes, assessments and other charges due or payable in connection with the sale of the Aircraft; plus (iii) the amount by which the net proceeds of such sale are less than the Purchase Option Price as of the Expiration Date, if any, but in no event more than the Maximum Lessee Risk, as of the Expiration Date. In the event that the sale price is greater than the Purchase Option Price, together with the amounts set forth in (i) and (ii) above to the extent that such amounts have not already been paid by Lessee, any excess of such sales price shall be remitted to Lessee. Upon receipt of the amounts set forth in the preceding sentence, Lessor shall convey all of Lessor's right, title and interest in and to the Aircraft to the purchaser thereof on an "AS-IS," "WHERE-IS" BASIS WITHOUT REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, and without recourse to Lessor, except that the Aircraft shall be free and clear of all liens created by Lessor.

         If the Aircraft is not sold pursuant to the exercise of a Sale Option on or before such Expiration Date, then, on such Expiration Date, Lessee shall return the Aircraft to Lessor under the terms and in the condition required by
Section 8 of the Lease, and shall pay to Lessor an amount equal to: (i) all Rent then due and owing under the Lease through and including such Expiration Date; plus (ii) the applicable Purchase Option Price. Lessor's actual out-of-pocket costs and expenses incurred in removing, storing, repairing and selling the Aircraft during the period between the date the Aircraft is returned and the actual sale thereof shall be payable to Lessor by Lessee upon presentation of Lessor's invoice therefor. Upon sale of the Aircraft, the net proceeds thereof shall be allocated: FIRST, to Lessor in an amount equal to: (i) to the extent that such amounts have not already been paid by Lessee, all Rent then due and owing under the Lease through and including such Expiration Date, plus (ii) to the extent that such amounts have not already been paid by Lessee, Lessor's actual out-of-pocket costs and expenses incurred in removing, storing, repairing and selling the Aircraft, plus (iii) all taxes, assessments and other charges due or payable in connection with the sale of the Aircraft, plus (iv) to the extent that such amount has not already been paid by Lessee the Purchase Option Price and SECOND, the excess, if any, to Lessee.

SECTION 24.  Intentionally Left Blank.

SECTION 25.  Transaction Expenses.

         Lessee shall pay all actual and reasonable fees, costs and expenses incurred by Lessor in connection with this Lease, whether or not the transactions contemplated hereby are consummated, including, without limitation, appraisal fees, Lessor's in-house counsel expenses and fee of $15,000.00, FAA Counsel fees and expenses, and FAA and UCC title and lien searches, reports, filing and recording fees, charges and taxes. Lessee also agrees to pay all fees and expenses of Lessor's counsel, FAA Counsel and all other third parties who are engaged by Lessor to enforce Lessor's rights and/or remedies hereunder, to update any FAA or UCC title and/or lien reports and/or to review, file and record any and all documents and instruments as required by Lessor or the FAA during and after the Term of this Lease.

SECTION 26.  Miscellaneous.

         (a) All agreements, indemnities, representations, covenants and warranties contained in this Lease or any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Lease and the expiration or other termination of this Lease for any reason whatsoever.

         (b) Any provision of this Lease which may be determined to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision hereof prohibited or unenforceable in any respect.

         (c) This Lease, and each related instrument, document, agreement and certificate, collectively constitute, and are intended to collectively constitute, the complete and exclusive statement of the terms of the agreement between Lessor and Lessee with respect to the purchase and leasing of the Aircraft and cancel and supersede any and all prior or contemporaneous oral or written understandings, memoranda, negotiations, communications and agreements with respect thereto including, without limitation, any proposal letter, commitment letter and/or term sheet delivered to the Lessee by Lessor.

         (d) This Lease may be executed in any number of counterparts and by the different parties hereto on separate counterparts. Each counterpart of the Lease bears the following legend on the face and execution pages thereof:
"This is Counterpart No. 1 of a total of 3 counterparts. Only Counterpart No. 1 shall be considered chattel paper for purposes of the Uniform Commercial Code and a security interest may be perfected only by possession of Counterpart No. 1."
To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the UCC as in effect in any applicable jurisdiction) no security interest in this Lease may be created through the transfer or possession of any counterpart other than the counterpart marked "Counterpart No. 1".

         (e) The division of this Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

         (f) The actual dates of execution hereof by the parties hereto are respectively the dates set forth under the signatures hereto, however this Lease shall be effective as of the date first above written.

         (g) Lessee will promptly and duly execute and deliver to Lessor and any assignee, mortgagee and/or lender of the Lessor, such other documents and assurances, including, without limitation, such amendments to this Lease as may be required by Lessor (and by any assignee, mortgagee and/or lender of the Lessor), and UCC financing statements and continuation statements, and will take such further action as Lessor or any such assignee, mortgagee and/or lender may from time to time request in order to carry out more effectively the intent and purposes of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and of any such assignee, mortgagee and/or lender. Lessee irrevocably appoints Lessor (and any assignee, mortgagee and/or lender of the Lessor) its attorney-in-fact to act in Lessee's name and on its behalf to make, execute, deliver and file any instruments or documents and to take any action as Lessor (and any such assignee, mortgagee and/or lender) deems necessary or appropriate to carry out the intent of this Lease or any agreements, documents or instruments related thereto. To the extent appropriate or permissible under applicable law, such appointment is coupled with an interest, shall be irrevocable and shall terminate only upon payment in full of the obligations set forth in this Lease and/or any agreements, documents or instruments related thereto.

         (h) Time is of the essence in the payment and performance of all of Lessee's obligations under the Lease. This Lease shall be deemed to have been executed in Rhode Island by virtue of the Lessor having countersigned and accepted the Lease in Rhode Island and shall be deemed to be performed in Rhode Island by virtue of the payment of Rent to be made to Lessor in Rhode Island, and this Lease shall be delivered for closing purposes in Lessor's office at 50 Kennedy Plaza, Providence, Rhode Island. This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of Rhode Island, without giving effect to principles of conflicts of law or choice of law, including all matters of construction, validity and performance. Lessee hereby irrevocably consents and agrees that any legal action, suit or proceeding arising out of or in any way in connection with this Agreement may be instituted or brought in the courts of the State of Rhode Island or the United States District Court for the District of Rhode Island, as Lessor may elect, and by execution and delivery of this Lease, Lessee hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of any such court, and to
all proceedings in such courts.   To the extent permitted by applicable law,
this Lease shall be deemed a "finance lease" under Section 2A-103(g) of the UCC. LESSEE ACKNOWLEDGES AND AGREES THAT THIS LEASE IS A COMMERCIAL TRANSACTION. LESSEE ALSO HEREBY KNOWINGLY AND FREELY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN RELATION HERETO. Any action by Lessee against Lessor for any cause of action relating to this Lease shall be brought within one year after any such cause of action first arises.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

SECTION 27.  AMENDMENTS.

         NO TERM OR PROVISION OF THIS LEASE MAY BE AMENDED, ALTERED, WAIVED, DISCHARGED OR TERMINATED ORALLY, EXCEPT IN A WRITING SIGNED BY A DULY AUTHORIZED OFFICER OF THE PARTY AGAINST WHOM THE ENFORCEMENT OF THE AMENDMENT, ALTERATION, WAIVER, DISCHARGE OR TERMINATION IS SOUGHT.


                                      RRW
                               -----------------
                               LESSEE'S INITIALS

SECTION 28.  Truth in Leasing.

         THE AIRCRAFT, AS EQUIPMENT, BECAME SUBJECT TO THE MAINTENANCE REQUIREMENTS OF PART 121 OF THE FEDERAL AVIATION REGULATIONS ("FARS") UPON THE REGISTRATION OF THE AIRCRAFT WITH THE FAA. LESSOR CERTIFIES THAT DURING THE 12 MONTHS (OR PORTION THEREOF DURING WHICH THE AIRCRAFT HAS BEEN SUBJECT TO U.S. REGISTRATION) PRECEDING THE EXECUTION OF THIS LEASE, THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 121 OF THE FARS. LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 121 OF THE FARS FOR OPERATIONS TO BE CONDUCTED UNDER THE LEASE. UPON EXECUTION OF THIS LEASE, AND DURING THE TERM HEREOF, THE LESSEE, WHOSE NAME AND ADDRESS ARE SET FORTH IMMEDIATELY BELOW, ACTING BY AND THROUGH THE SIGNATORY HERETO, WHO EXECUTES THIS SECTION SOLELY IN HIS CAPACITY OF THE LESSEE SET FORTH BELOW HIS SIGNATURE, CERTIFIES THAT THE LESSEE SHALL BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THE LEASE, UNLESS, THE AIRCRAFT IS SUBLEASED TO AN AIR CARRIER OR AIR TAXI OPERATOR CERTIFICATED UNDER PART 121 OR PART 135, RESPECTIVELY, OF THE FARS. THE LESSEE FURTHER CERTIFIES THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FARS, PROVIDED HOWEVER, THAT THE LESSEE SHALL NOT BE DEEMED TO BE RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT FOR SO LONG AS THE AIRCRAFT IS IN POSSESSION OF ANY SUBLESSEE THAT IS CERTIFICATED UNDER PART 121 OR PART 135 OF THE FARS. AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FARS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

         IN WITNESS WHEREOF, the parties hereto have caused the Lease to be duly executed by the respective officers thereunto duly authorized.

Lessor:                                   Lessee:
Fleet Capital Corporation                 Kitty Hawk Aircargo, Inc.


By: /s/ PATRICE S. KANE                   By: /s/ RICHARD R. WADSWORTH
    -------------------------                 ----------------------------
Print Name: Patrice S. Kane               Print Name: Richard R. Wadsworth
Title: Vice President                     Title: Vice President and CFO

Date: December 26, 1996                   Date: December 27, 1996

Address:  50 Kennedy Plaza, 5th Fl.       Address:    P.O. Box 612787
          Providence, RI  02903                       1515 W. 20th Street
                                                      DFW International Airport,
                                                      Texas 75261

This is Counterpart No. 1 of a total of 3 counterparts.  Only Counterpart No.
1 shall be considered chattel paper for purposes of the Uniform Commercial Code and a security interest may be perfected only by possession of Counterpart No. 1.

                                   EXHIBIT A

                                  Definitions

         (a) All References in the Lease to designated Sections and other subdivisions are to such designated Sections and other subdivisions only, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to the Lease as whole and not to any particular Section or other subdivision.

         (b) Except as otherwise indicated, all the agreements and instruments defined herein or in the Lease shall mean such agreements and instruments as the same may from time to time be supplemented or amended, or as the terms thereof may be waived or modified to the extent permitted by, and in accordance with, the terms thereof.

         (c) The terms defined herein and in the Lease shall, for purposes of the Lease and all Lease Supplements, Schedules and Exhibits thereto, have the meanings assigned to them and shall include the plural as well as the singular as the context requires.

         (d) Unless otherwise specified, all financial terms used in this Lease shall be defined in accordance with GAAP and shall be determined on a consolidated basis for Parent.

         (e) The following terms shall have the following meanings for all purposes of the Lease:

         Basic Rent Date, Daily Lease Rate, Expiration Date, First Basic Rent Date, Last Basic Rent Date, Maximum Lessee Risk, Maximum Lessor Risk, Permitted Deductible, Primary Hangar Location, Purchase Option Price and Rent Commencement Date shall have the meanings set forth in Schedules 2, 2-A and 2-B to Lease Supplement No. 1 to the Lease.

         Abatements shall have the meaning set forth therefor in Section 7 of the Lease.

         Acceptance Date shall mean the date (which date shall be no later than the date designated as the "Last Acceptance Date" on Schedule No. 2 to Lease Supplement No. 1) on which Lessee has irrevocably and unconditionally accepted the Aircraft for lease under the Lease as evidenced by the execution and delivery of Lease Supplement No. 1 relating thereto dated such date.

         Additions shall have the meaning set forth in Section 11 of the Lease.

         Aircraft shall mean (i) the Airframe, (ii) the Engines, and (iii) to the extent applicable, the Records.

         Aircraft Marking shall mean the marking described on Lease Supplement No. 2.

         Airframe shall mean (i) the Aircraft described in Schedule No. 1 to Lease Supplement No. 1, and, unless the context requires otherwise, shall not include the Engines and (ii) any and all Parts from time to time incorporated in, installed on or attached to such Aircraft and any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the applicable terms of this Lease after removal from the Aircraft.

         Basic Rent shall have the meaning set forth in Section 3 of the Lease.

         Basic Term shall mean the number of months set forth in Schedule No. 2 to Lease Supplement No. 1.

         Bill of Sale shall have the meaning set forth in Section 2 of the Lease.

         Business Day shall mean any day other than a Saturday, Sunday or other day on which banks located in Providence, Rhode Island are closed or are authorized to close.

         Casualty Value shall have the meaning set forth in Schedule No. 3 to Lease Supplement No. 1 to the Lease except that, in the case of an Event of Loss covered by the insurance required to be maintained by Lessee pursuant to
Section 14(b) of the Lease (or which would have been covered by such insurance, had such insurance been maintained as required), Casualty Value shall mean the higher of fair market sales value (as determined by the Lessor in its sole discretion) or the value determined in accordance with Schedule No. 3 to Lease Supplement No. 1.

         Civil Reserve Air Fleet Program shall mean the Civil Reserve Fleet Program administered by the United States Government pursuant to Executive Order No. 11490, as amended, or any substantially similar program.

         Claims shall have the meaning set forth in Section 15 of the Lease.

         Default shall mean an event or circumstance which, after the giving of notice or lapse of time, or both, would become an Event of Default.

         Defenses shall have the meaning set forth in Section 16 of the Lease.

         Engine shall mean (i) each of the engines described and listed by manufacturer's serial numbers in Schedule No. 1 to Lease Supplement No. 1 and originally installed on the Airframe covered by such Lease Supplement whether or not thereafter installed on such Airframe or any other airframe from time to time; (ii) any engine which may from time to time be substituted, pursuant to the applicable terms of this Lease, for an Engine leased hereunder and (iii) in each case set forth in clauses (i) and (ii) hereof, with any and all Parts incorporated in or installed on or attached to such Engine or engine or any and all Parts removed therefrom so long as title thereto shall remain vested in Lessor in accordance with the applicable terms of this Lease after removal from such Engine. The term "Engines" means, as of any date of determination, all Engines leased hereunder.

         Event of Default shall have the meaning set forth in Section 18 of the Lease.

         Event of Loss with respect to the Aircraft, the Airframe or any Engine shall mean any of the following events with respect to such property (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by the act of any government (foreign or domestic) or of any state or local authority or any instrumentality or agency of the foregoing other than use by the United States Government pursuant to the Civil Reserve Air Fleet Program where such use is in express compliance with the terms and conditions of this Lease ("Requisition of Use"); (iv) as a result of any rule, regulation, order or other action by any government (foreign or domestic) or governmental body (including, without limitation, the FAA or any similar foreign governmental body) having jurisdiction, the use of such property shall have been prohibited, or such property shall have been declared unfit for use, for a period of six (6) consecutive months, unless Lessee, prior to the expiration of six-month period, shall have undertaken and, in the opinion of the Lessor, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, in any event, if use shall have been prohibited, or such property shall have been declared unfit for use, for a period of twelve (12) consecutive months; (v) with respect to an Engine, the removal thereof from the Airframe for a period of six (6) months or longer, whether or not such Engine is operational other than as expressly permitted by Sections 11 (f) or 13(b) hereof, or (vi) such property shall be returned to the Manufacturer, other than for modification in the event of patent infringement or for repair or replacement (any such return being herein referred to as a "Return to Manufacturer"). The date of such Event of Loss shall be the date of such theft, disappearance, destruction, damage, Requisition of Use, prohibition, unfitness for use for the stated period, removal for the stated period or Return to Manufacturer. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. An Event of Loss with respect to any Engine shall not, without loss of the Airframe, be deemed an Event of Loss with respect to the Aircraft.

         FAA shall mean the United States Federal Aviation Administration and/or the Administrator of the Federal Aviation Administration and the Department of Transportation, or any person, governmental department, bureau, authority, commission or agency succeeding the functions of any of the foregoing.

         FAA Counsel shall mean Messrs. Daugherty, Fowler & Peregrin, 204 North Robinson, 900 City Place, Oklahoma City, Oklahoma 73102, or such other counsel as Lessor may designate.

         Federal Aviation Act shall Subtitle VII of Title 49 of the United States Code, as amended and recodified.

         Final Inspection shall have the meaning set forth therefor in Section 12 of the Lease.

         Financial Covenants Rider shall mean the Financial Covenants Rider set forth as Exhibit D hereto.

         GAAP shall mean generally accepted accounting principles, applied on a consistent basis, as set froth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are to be applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         Guarantor shall mean each of Kitty Hawk, Inc., a Delaware corporation, Aircraft Leasing, Inc., a Texas corporation and Kitty Hawk Charters, Inc. a Texas corporation.

         Guaranty shall mean the Guaranty described in Section 2 (I)(a)(xii) of the Lease.

         Impositions shall have the meaning set forth in Section 10 of the Lease.

         Late Payment Rate shall mean the lesser of a rate equal to 1.5% per month or the highest rate permitted by applicable law. The Late Payment Rate shall be computed on the basis of a 360 day year and a 30 day month.

         Lease Supplement shall mean a supplement to the Lease to be entered into on the Acceptance Date by Lessor and Lessee, which supplement shall be substantially in the form as attached to the Lease and identified as either Lease Supplement No. 1 or Lease Supplement No. 2 both of which are attached to the Lease and made a part thereof.

         Lessor's Cost shall have meaning set forth in Schedule No. 2 to Lease Supplement No. 1 to the Lease.

         Lessor's Liens shall mean any Liens created or granted by Lessor with respect to Lessor's purchase or financing of the Aircraft or resulting from claims against Lessor not related to Lessor's ownership of the Aircraft.

         Liens shall mean all liens, charges, security interests, and encumbrances of every nature and description whatever, including, without limitation, liens, charges, security interests and encumbrances with respect to Impositions, (other than Lessor's Liens) and rights of third parties under management, pooling, interchange, overhaul, repair or other similar agreements or arrangements.

         Major Checks shall have the meaning set forth therefor in Section 12 of the Lease.

         Manufacturer shall mean the manufacturers identified on Lease Supplement No. 2 and their respective successors and assigns.

         Option Notice shall have the meaning set forth therefor in Section 23 of the Lease.

         Parent shall mean Kitty Hawk, Inc., a Delaware corporation.

         Parts shall mean all appliances, avionics, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than Additions or complete Engines), which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or so long as title thereto shall be vested in Lessor in accordance with the applicable terms of this Lease.

         Permitted Liens shall mean (a) the respective rights of others under agreements or arrangements to the extent expressly provided by the terms of
Section 16 of the Lease, (b) Lessor's Liens and (c) Liens for taxes either not yet due or being contested by Lessee in good faith and inchoate materialmen's, mechanic's, workmen's, repairmen's, employee's or other like Liens arising in the ordinary course of business of Lessee for sums not yet delinquent or being contested in good faith (and for the payment of which adequate assurances and/or security have, in Lessor's sole judgment, been provided to Lessor) with due diligence and by appropriate proceedings, if counsel for Lessor shall have determined in his sole opinion that the nonpayment of any such tax or Lien or the contest of any such payment in such proceedings does not and will not adversely affect the title, property or rights of Lessor.

         Permitted Sublessee shall mean any person, firm or entity controlling, controlled by or under common control with Lessee (or such other Person consented to in writing by Lessor, which consent shall be given, if at all, in the sole discretion of Lessor) which is (i) a U.S. Air Carrier, (ii) is not the subject of a petition, proceeding or final order under any bankruptcy, insolvency, liquidation or reorganization laws, or subject to any receivership or custodian proceedings or appointments under laws, or any other similar laws, in effect on the date any permitted sublease is entered into pursuant to this Lease, and (iii) which enters into a sublease in accordance with, and contains all the terms and conditions of, Section 16 hereof.

         Person shall mean any individual, partnership, corporation, trust, association, joint venture, joint stock company, limited liability company, limited liability partnership or non-incorporated organization or government or any department or agency thereof, or any other entity of any kind whatsoever.

         Purchase Documents shall mean the documents identified on Lease Supplement No. 2 and such other documents as Lessor shall consider necessary or advisable in order to convey to Lessor title to the Aircraft as contemplated under the Lease, which documents shall be in form and substance satisfactory to Lessor.

         Purchase Option shall have the meaning set forth therefor in Section 23 of the Lease.

         Records means any and all logs, manuals, certificates, date and inspection, modification, maintenance, engineering, technical and overhaul records (including all computerized data, records and materials of any kind whatsoever) with respect to the Aircraft, including, without limitation, all records required to be maintained by the FAA or any other governmental agency or authority having jurisdiction with respect to the Aircraft or any Manufacturer of the Aircraft (or any part thereof) with respect to the enforcement of warranties or otherwise, which Records shall be at all times the property of the Lessor after the Acceptance Date.

         Renewal Term shall have the meaning set forth in Section 23 of the Lease.

         Rent shall have the meaning set forth in Section 3 of the Lease.

         Replacement Parts shall have the meaning set forth in Section 11 of the Lease.

         Requisition of Use shall have the meaning set forth in the Event of Loss definition contained herein.

         Renewal Option shall have the meaning set forth therefor in Section 23 of the Lease.

         Return to Manufacturer shall have the meaning set forth in the Event of Loss definition contained herein.

         Sale Option shall have the meaning set forth therefor in Section 23 of the Lease.

         Section 1110 shall have the meaning set forth in Section 6 of the Lease.

         Supplemental Rent shall have the meaning set forth in Section 3 of the Lease.

         Termshall mean the Basic Term together with any Renewal Term entered into pursuant to Section 23 of the Lease.

         Termination Date shall have the meaning set forth therefor in Section 23 of the Lease.

         Test Flight shall have the meaning set forth therefor in Section 12 of the Lease.

         UCC shall mean the Uniform Commercial Code as in effect in the applicable jurisdiction.

         U.S. Air Carrier means any United States air carrier as to which there is in force exemption authority under Part 298 issued by the U.S. Department of Transportation or a certificate issued pursuant to Section 401 of the Federal Aviation Act, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the regulations under such Federal Aviation Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

         Warranty Bill of Sale shall mean a warranty bill of sale in the form of Exhibit B hereto.

                                        Initials:

                                        Lessee: RRW
                                                ------------------

                                        Lessor: PSK
                                                ------------------

                             LEASE SUPPLEMENT NO. 1

                                     under

         AIRCRAFT LEASE dated as of December 30, 1996, by and between Fleet Capital Corporation, as lessor ("Lessor"), and Kitty Hawk Aircargo, Inc., as lessee ("Lessee").

         (a)  The Aircraft.

         Lessee hereby acknowledges, agrees and certifies that the Aircraft as set forth and described in Schedule No. 1 hereto is in Lessee's possession, has been inspected by Lessee to its complete satisfaction, has been found to be in good working order, repair and condition and fully equipped to operate as required under applicable law for its purpose, is of a size, design, capacity and manufacture selected by Lessee and suitable for Lessee's purposes, and is, as of the date set forth below, unconditionally, irrevocably and fully accepted by Lessee for lease under the Lease. Lessee hereby further unconditionally and irrevocably reaffirms its acknowledgments and agreements in the Lease. All capitalized terms used herein which are not otherwise defined herein shall have the meanings given to such terms in the Lease.

         (b)  Representations by Lessee.

         Lessee hereby represents and warrants to Lessor that on the date hereof:

         (1) The representations and warranties of Lessee set forth in the Lease and all certificates and opinions delivered in connection therewith were true and correct in all respects when made and are true and correct as of the date hereof, with the same force and effect as if the same had been made on this date.

         (2) Lessee has satisfied or complied with all conditions precedent and requirements as set forth in the Lease and Lease Supplements which are required to be or to have been satisfied or complied with on or prior to the date thereof.

         (3) No Default or Event of Default under the Lease has occurred and is continuing on the date hereof.

         (4) Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft, as such term is defined in the Lease, as are required to be obtained under the terms of the Lease.

         (5) Lessee has furnished no equipment for the Aircraft other than as stated on Schedule No. 1 hereto or permitted as an Addition thereto pursuant to the Lease.

         (6) The facts, terms, information, description and costs set forth in the attached schedules hereto are true, complete, accurate and correct.

         (7)  The Lease shall be deemed a "finance lease" under Section 2A-103
              (g) of the UCC.

         Date of unconditional, irrevocable and final acceptance by Lessee:

         December __, 1996.

         IN WITNESS WHEREOF, Lessee has caused this Lease Supplement No. 1 to be duly executed by its officer thereunto duly authorized.


                                                   Kitty Hawk Aircargo, Inc.


                                                   By: /s/ RICHARD R. WADSWORTH
                                                       -------------------------

                                                   Title: Vice President and CFO
                                                          ----------------------


                                                   Date: December 27, 1996

                                 SCHEDULE NO. 1

                                       TO

                             LEASE SUPPLEMENT NO. 1


Description of Aircraft

1978 Boeing B727-214 Advanced Freighter aircraft which consists of the following components:

         (a) Airframe bearing FAA Registration Mark 750US and manufacturer's serial number 21512.

         (b) three (3) Pratt & Whitney JT8D-15A engine(s) bearing manufacturer's serial numbers 708904, 708342 and 708909, (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

         (c) Standard accessories and optional equipment and such other items fitted or installed on the Aircraft and as may be more particularly described hereinafter:

         See Schedule A which is attached hereto and made a part hereof.

         (d) Those items of Lessee furnished equipment described in a bill of sale or bills of sale therefor (copies of which may be appended hereto), delivered by Lessee to Lessor which constitute appliances and equipment which will be installed on the Aircraft.




                                      Initials:                Lessee: RRW
                                                                       ---------



                                                               Lessor: PSK
                                                                       ---------

                                 SCHEDULE NO. 2

                                       TO

                            LEASE SUPPLEMENT NO. 1

Financial Terms

Rent Commencement Date:                 February 1, 1997

Basic Term:                             twelve months commencing
                                        January 1, 1997 and through
                                        and including December 31,
                                        1997

Basic Rent Dates:                       The first day of each and
                                        every calendar month from and
                                        including February 1, 1997
                                        through January 1, 1998.
                                        (Upon each exercise by Lessee
                                        of its Renewal Option
                                        pursuant to Section 23 of the
                                        Lease, the Basic Rent Dates
                                        shall include the first day
                                        of each of the twelve
                                        calendar months commencing
                                        with the first day of
                                        February after the then
                                        current Expiration Date
                                        through the next January 1)

First Basic Rent Date:                  February 1, 1997

Last Basic Rent Date:                   January 1, 1998 (upon each
                                        exercise by Lessee of its
                                        Renewal Option pursuant to
                                        Section 23 of the Lease, the
                                        definition of Last Basic Rent
                                        Date shall be amended by
                                        adding one calendar year to
                                        the Last Basic Rent Date then
                                        in effect.)

Expiration Date:                        December 31, 1997 (upon each
                                        exercise by Lessee of its
                                        Renewal Option pursuant to
                                        Section 23 of the Lease, the
                                        definition of Expiration Date
                                        shall be amended by adding
                                        one calendar year to the then
                                        current Expiration Date.)


Final Expiration Date:                  December 31, 2002

Renewal Terms:                          a series of five additional
                                        and consecutive twelve month
                                        terms commencing on the 12th,
                                        24th, 36th, Basic Rent Dates

Primary Hangar Location:                DFW International Airport,
Texas

Lessee's Chief Executive Offices        P.O. Box 612787
and Principal Place of Business:        1515 W. 20th Street
                                        DFW International Airport, Texas 75261

Acceptance Date:                        December __, 1996

Last Acceptance Date:                   December 31, 1996

Date of Last Financial Statements:      August 31, 1996

Lessor's Cost:                          $9,391,188.00


                                        Initials:

                                        Lessee: RRW
                                                _________



                                        Lessor: PSK
                                                _________

                                SCHEDULE NO. 2-A

                                       TO

                             LEASE SUPPLEMENT NO. 1

Financial Terms (continued)



Basic Rent:

         Basic Rent Dates 1 to 12           $128,444.80
Basic Rent Dates 13 to 36                   $128,444.80 (during any applicable
Renewal Term)
Basic Rent Dates 37 to 72                   $105,091.20 (during any applicable
Renewal Term)

Permitted Deductible:                       $500,000.00 per occurrence



                                            Initials:

                                            Lessee: RRW
                                                    _________



                                            Lessor: PSK
                                                    _________

                                SCHEDULE NO. 2-B
                                       TO
                             LEASE SUPPLEMENT NO. 1


         "Maximum Lessee Risk" shall mean an amount equal to the percentage of the Lessor's Cost of the Aircraft set forth below for each of the following Expiration Dates:

    Expiration Date:        Amount: (expressed as a percentage of Lessor's Cost)
    ----------------        -------

    December 31, 1997       79.52%
    December 31, 1998       71.28%
    December 31, 1999       62.33%
    December 31, 2000       55.72%
    December 31, 2001       48.18%
    December 31, 2002       40.00%

         "Maximum Lessor Risk" shall mean an amount equal to the percentage of the Lessor's Cost of the Aircraft set forth below for each of the following Expiration Dates:

    Expiration Date:        Amount: (expressed as a percentage of Lessor's Cost)
    ----------------        -------

    December 31, 1997       14.20%
    December 31, 1998       13.17%
    December 31, 1999       12.07%
    December 31, 2000       10.87%
    December 31, 2001        9.94%
    December 31, 2002        6.67%

         "Purchase Option Price" shall mean an amount equal to the percentage of the Lessor's Cost of the Aircraft set forth below for each of the following Expiration Dates:

    Expiration Date:        Amount: (expressed as a percentage of Lessor's Cost)
    ----------------        -------

    December 31, 1997       93.72%
    December 31, 1998       84.45%
    December 31, 1999       74.40%
    December 31, 2000       66.59%
    December 31, 2001       58.12%
    December 31, 2002       46.67%

                            SCHEDULE NO. 3 TO LEASE

                                SUPPLEMENT NO. 1

                                CASUALTY VALUES

         The Casualty Value of the Aircraft for any Basic Rent Date shall be the amount set forth opposite such Basic Rent Date.

                   BASIC
                   RENT                            CASUALTY
                   DATE                              VALUE
                  ------                         -------------
                    1-12                         $9,602,489.93
                   13-24                         $8,801,421.39
                   25-36                         $7,930,858.27
                   37-48                         $6,987,043.87
                   49-60                         $6,253,592.09
                   61-72                         $5,458,158.47




                                            Initials:

                                            Lessee: _________



                                            Lessor:   PSK
                                                    ---------

                             LEASE SUPPLEMENT NO. 2
                                     under

       AIRCRAFT LEASE dated as of December 30, 1996, by and between Fleet Capital Corporation, as lessor ("Lessor"), and Kitty Hawk Aircargo, Inc., as lessee ("Lessee").

       Manufacturer of Airframe: Boeing
       Manufacturer of Engines:  Pratt & Whitney

Purchase Documents:

       1. Aircraft Purchase Agreement between Aircraft Leasing, Inc. ("ALI") and First Security Bank National Association ("First Security").

       2.      First Security's Warranty Bill of Sale to ALI.

       3.      First Security's FAA Bill of Sale to ALI.

       4.      ALI's Warranty Bill of Sale to Lessee dated December __, 1996.

       5.      ALI's FAA Bill of Sale to Lessee dated December __, 1996.

       6. Lessee's Warranty Bill of Sale to Lessor dated December __, 1996 in the form of Exhibit B hereto.

       7. FAA Bill of Sale transferring title to the Aircraft from Lessee to Lessor.

       8. Invoices for the Aircraft, including the Engines, showing ALI and/or Lessee as the purchasers thereof, all other above referenced contracts and evidence that such invoices have been are paid in full.

Aircraft Marking (Referenced in Section 11 of the Lease):

Two-inch by four-inch plaque to be maintained in cockpit and affixed in conspicuous position stating:

               "This property is Owned by and Leased from Fleet Capital Corporation, 50 Kennedy Plaza, Fifth Floor, Providence, Rhode Island 02903. Any removal, alteration, disposal or other change in the condition or location of this property must be approved by the Owner-Lessor."

Similar markings to be permanently affixed to each Engine.

       IN WITNESS WHEREOF, the parties hereto have each caused this Lease Supplement No. 2 to be duly executed by their respective officers, thereunto duly authorized.

                                        FLEET CAPITAL CORPORATION,
                                        AS LESSOR

                                        By: /s/  PATRICE S. KANE
                                            ---------------------------------
                                        Name: Patrice S. Kane
                                        Title: Vice President

                                        Date: December __, 1996

                                        KITTY HAWK AIRCARGO, INC.,
                                        AS LESSEE

                                        By: /s/  RICHARD R. WADSWORTH
                                            ---------------------------------
                                        Name: Richard R. Wadsworth
                                        Title: Vice President and CFO

                                        Date: December 27, 1996

                     EXHIBIT B TO AIRCRAFT LEASE AGREEMENT

                             WARRANTY BILL OF SALE


       Kitty Hawk Aircargo, Inc. (the "Seller"), in consideration of the sum of __________________________________ and __/100 Dollars ($____________) paid by
Fleet Capital Corporation (the "Buyer"), receipt of which is acknowledged, hereby grants, sells, assigns, transfers and delivers to Buyer the aircraft described below together with the engines installed thereon and all appliances, parts, instruments, appurtenances, accessories, furnishings, avionics, components and other equipment of whatever nature installed on said aircraft and all logbooks, manuals, certificates, data and inspection, modification, maintenance, engineering, technical, overhaul and all other books and records (including all computerized data, records and materials) as pertain to the operation and maintenance of such aircraft (all of the foregoing hereinafter collectively referred to as the "Aircraft"), along with whatever claims and rights Seller may have against the manufacturer and/or vendor of the Aircraft (collectively, the "Vendor"), including, but not limited to, all warranties and representations. At Buyer's request, Seller will cause the Vendor to execute an Acknowledgment in form and substance satisfactory to Buyer in its sole discretion.

                            DESCRIPTION OF AIRCRAFT

Boeing B727-214 Advanced Freighter aircraft bearing FAA Registration Mark N_____ and manufacturer's serial number _____ and three (3) Pratt & Whitney JT8D-____ engines, respectively, bearing manufacturer's serial numbers. ____, ______ and

(See also Schedule A attached hereto and made a part hereof for further description of the Aircraft.)

       Seller represents, warrants and agrees to Buyer that (1) Seller is the lawful owner of the full title to the Aircraft and that Buyer will acquire by the terms of this Bill of Sale good and full title to the Aircraft free and clear of all mortgages, leases, security interests, claims, charges, liens and encumbrances of any kind whatsoever; (2) Seller has the right to sell the Aircraft as aforesaid; (3) Seller shall warrant and defend title to the Aircraft and indemnify Buyer against the claims of any person, party, firm, corporation or entity of any kind whatsoever and (4) the Aircraft had been delivered to Seller, and has been delivered to Buyer, in good order and condition and conforms to the specifications and the requirements and standards applicable thereto.

       Seller agrees to save and hold harmless Buyer from and against any and all foreign, Federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, privilege, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits, including, without limitation, attorney's fees, resulting therefrom and imposed upon, incurred by or asserted against Buyer as a consequence of the sale of the Aircraft to the Buyer.

       Seller agrees and acknowledges that the terms and conditions of this Bill of Sale, including, without limitation, all representations, warranties and agreements for the benefit of Buyer, shall survive the delivery of the Aircraft and the delivery, execution and recording of this or any Federal Aviation Administration Bill of Sale.

       IN WITNESS WHEREOF, Seller has executed this Bill of Sale this _______day of December, 1996


                                           SELLER: Kitty Hawk Aircargo, Inc.

                                           By:
                                              -------------------------

                                           Title:
                                                 ----------------------

                         EXHIBIT C-1 TO AIRCRAFT LEASE

                                 OPINION LETTER
                                    (Lessee)


December __, 1996

Fleet Capital Corporation
50 Kennedy Plaza
Providence, Rhode Island 02903


Re:  Aircraft Lease

Gentlemen:

         We have acted as counsel for ____________________ (hereinafter called the "Lessee"), a ____________________ corporation, in connection with the transaction between the Lessee and Fleet Capital Corporation, a Rhode Island corporation (hereinafter called "Lessor"), whereby the Lessee will lease from the Lessor, a _______________ aircraft, Model No. ______________, Serial No.
_______________, FAA Registration No. N _______, equipped with ______________
(_) __________ engines, Model No. __________, manufacturer's serial numbers
__________ and __________, (hereinafter collectively called the "Aircraft") under an Aircraft Lease between the Lessee and the Lessor dated as of _______________, 19 ___, (said Aircraft Lease together with all Lease Supplements and Exhibits thereto from time to time collectively referred to as the "Lease"), upon and subject to the terms and conditions of the Lease. All capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Lease.

         (Please insert a paragraph setting forth in detail the relationship and length of association of Counsel with the Lessee and a description of the review conducted by Counsel which shall, list among other things, the items reviewed and the inquiries and investigations involved in making the representations listed below.)

         It is our opinion that:

         1. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of ____________, and is qualified to do business in each jurisdiction in which such qualification is necessary in order for Lessee to carry on its business and to perform its obligations under the Lease, and is in good standing under the laws of each jurisdiction in which it is so qualified.

         2. Lessee has the corporate power and authority to execute, deliver and perform the Lease and to lease the Aircraft from Lessor thereunder.

         3. The leasing of the Aircraft from Lessor by Lessee, the execution and delivery of the Lease, the applicable FAA documents, Purchase Documents and other related instruments, documents and agreements, and the compliance by the Lessee with the terms thereof, and the payment and performance by Lessee of all of its obligations thereunder (a) have been duly and legally authorized by appropriate corporate action taken by Lessee (b) are not in contravention of, and will not result in a violation or breach of, any of the terms of Lessee's certificate of incorporation (or equivalent document) its by-laws, or of any provisions relating to shares of the capital stock of Lessee, and (c) will not violate or constitute a breach of any provision of law, any order of any court other governmental body, agency, authority or instrumentality or any indenture, agreement or other instrument to which Lessee is a party, or by or under which Lessee or any of Lessee's property is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or any instrument, or result in the creation or imposition of any Lien upon any of Lessee's property or assets.

         4. The Lease, the Purchase Documents, the applicable FAA documents and related instruments, documents and agreements with respect thereto and the Aircraft have been executed by the duly authorized officer or officers of Lessee and delivered to Lessor, and constitute the legal, valid and binding obligations of Lessee enforceable in accordance with the respective terms thereof.

         5. Neither the execution and delivery of the Lease, the Purchase Documents, the applicable FAA documents and related instruments, documents and agreements with respect thereto and the Aircraft, nor the payment and performance by Lessee of all of its obligations under the foregoing documents, require the consent or approval of, the giving of notice to, or the registration, filing or recording with, or the taking of any other action in respect of, the Federal Aviation Administration, the Department of Transportation or any other federal, state, local or foreign government or governmental authority or agency, except for the registration, recording and filing referred to herein.

         6. No mortgage, deed of trust, or other Lien which now covers or affects, or which may hereafter cover or affect, any property or interest therein of Lessee, now attaches or hereafter will attach to the Aircraft, the Airframe or any Engine, or in any manner affects or will affect adversely Lessor's right, title and interest therein.

         7. There is no litigation or other proceedings now pending, or to the best of our knowledge, threatened, against the Lessee, in any court or before any regulatory commission, board or other administrative governmental agency, authority, body or instrumentality which would directly or indirectly adversely affect or impair the title of Lessor to the Aircraft, or which, if decided adversely to Lessee, would materially adversely affect the business operations or financial condition of Lessee.

         8. Except for the (I) registration of the Aircraft pursuant to the Federal Aviation Act, (II) the filing and recording of (a) the Lease and (b) the Bill of Sale for the Aircraft from the Lessee, as seller of the Aircraft to Lessor pursuant to the Federal Aviation Act and (III) the filing of the Uniform Commercial Code Financing Statements executed by Lessee in connection with the execution of the Lease, no further action, including any filing or recording of any other documents, is necessary or advisable in order to establish and perfect Lessor's title to and interest in, the Aircraft as against Lessee and/or third parties in any applicable jurisdiction.

         9. Lessee is a "citizen of the United States" within the meaning of the Federal Aviation Act.

         10. Lessor will acquire title to the Aircraft to be sold and leased back free and clear of all liens and encumbrances and claims of any present or future creditors of the Lessee. The Bills of Sale covering the Aircraft will grant and convey to Lessor full legal title and ownership in and to the Aircraft. Without limiting the generality of the foregoing, the retention of possession by the Lessee of the Aircraft following the sale of the Aircraft to, and the lease back of the Aircraft from, Lessor, shall not be deemed fraudulent or void as against any present or future creditor of the Lessee under the laws of the jurisdiction in which the Aircraft is now, or will at the time of such sale and leaseback be, located, nor would any subsequent bona fide purchaser from the Lessee of the Aircraft, in the event of any attempted subsequent sale thereof by the Lessee, acquire any title to or rights in the Aircraft superior to Lessor's title to and rights in the Aircraft.

                                        Very truly yours,

                         EXHIBIT C-2 TO AIRCRAFT LEASE

                                 OPINION LETTER
                                  (Guarantor)


December __, 1996

Fleet Capital Corporation
50 Kennedy Plaza
Providence, Rhode Island  02903

         RE:  ___________________

Gentlemen:

         We have acted as general counsel for ________, a ________ corporation, ("Guarantor"), an affiliate of Kitty Hawk Aircargo, Inc. ("Obligor"), in connection with the preparation, execution, and delivery of the Guaranty Agreement ("Guaranty"), by Guarantor and which Guaranty will be delivered in connection with the Aircraft Lease dated December __, 1996 between Fleet Capital Corporation ("Fleet"), as lessor, and Obligor, as lessee, (the "Agreement") and the related transactions contemplated thereby. Terms not otherwise defined herein shall have the defined meanings set forth in the Agreement.

         We are familiar with the Guarantor, its affairs, and its charters, by-laws, and corporate records. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such records, instruments, decisions, certificates, and documents, have made such inquiries as to questions of fact of officers and representatives of and Guarantor and have made such examinations of laws, rules, regulations, orders, decrees, writs, judgments, awards, injunctions, and the like, as are necessary and appropriate for purposes of giving the opinions hereinafter expressed.

         Based upon the foregoing, it is our opinion:

         1. That Guarantor is duly organized, validly existing and in good standing under the laws of _________. Guarantor has the necessary authority and power to own its assets and to transact the business in which it is engaged. Guarantor is fully licensed and duly qualified to do business in each jurisdiction in which the conduct of its business and the ownership of its assets requires such qualification, including every jurisdiction where such licensing or qualification is or will be required for the purpose of enforcing Fleet's rights under the Guaranty.

         2. That Guarantor has full power, authority, and legal right to execute and deliver the Guaranty and to perform its obligations thereunder.

         3. That no consent of any other party (including any stockholders, trustees or holders of indebtedness), and no consent, license, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery or performance by Guarantor of the Guaranty or the validity or enforceability of the Guaranty.

         4. That (A) the execution, delivery and performance by Guarantor of the Guaranty do not and will not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of its charter or by-laws and will not violate any provision of, or cause a default under, any mortgage, indenture, contract, agreement or other undertaking to which Guarantor is a party, or which purports to be binding upon Guarantor or upon any of its assets; and (B) the execution, delivery, and performance by Guarantor of the Guaranty will not result in the creation or imposition of any lien or other encumbrance on any of the assets of Guarantor.

         5. That the Guaranty has been duly authorized, executed, and delivered by Guarantor and constitutes a legal, valid, and binding obligation of Guarantor enforceable in accordance with its terms.

         6. That there is no action, suit, investigation or proceeding (whether or not purportedly on behalf of Guarantor) pending or threatened against or effecting Guarantor or any of its assets (A) which involves the Guaranty or any of the Engines or any of the transactions contemplated by the Agreement or (B) if which adversely determined could have an adverse effect upon the Guaranty or any of the Engines or any of the transactions contemplated by the Agreement or a material adverse effect on the business, operations, or financial condition of Guarantor.

         7. That (A) the Guarantor has received reasonably equivalent value and adequate and sufficient consideration in exchange for the giving of the Guaranty (B) the Guarantor was not insolvent on the date of the execution by Guarantor of the Guaranty and did not become insolvent as a result of the execution by Guarantor of the Guaranty, (C) the Guarantor has sufficient capital to perform its obligations under the Guaranty and (D) the performance of the obligations by Guarantor under the Guaranty will not cause the Guarantor to exceed its ability to pay its debts as they mature.

                                        Very truly yours,

                          EXHIBIT D TO AIRCRAFT LEASE
                      (To be omitted from FAA filing copy)

FINANCIAL COVENANTS RIDER

         Throughout the Term, the following minimum financial ratios shall be met by the Parent on a consolidated basis. Each of the following ratios shall be calculated at the end of each fiscal quarter of the Parent for the then previous four fiscal quarters of Parent.

         A.      Debt Service Coverage Ratio shall be equal to or greater than
                 1.25 to 1.00.

         B.      Leverage Ratio shall be less than or equal to 3.25 to 1.00.

         C.      Senior Debt to Cash Flow Ratio shall be less than or equal to
                 5.00 to 1.00.

Lessee shall provide Lessor with written notice of any change, modification, amendment, extension, renewal, transfer, compromise or discharge to the "Senior Debt to Cash Flow Ratio," "Debt Service Coverage Ratio" or "Leverage Ratio" set forth in the Credit Agreement ("Credit Modification"). Any such Credit Modification which raises any or all of the above referenced ratios in the Credit Agreement shall, for purposes of this Lease, automatically raise the corresponding Debt Service Coverage Ratio, Leverage Ratio and/or Senior Debt to Cash Flow Ratio set forth above to the levels then set forth in the Credit Agreement. Lessee hereby authorizes Lessor to take such actions as are necessary to document the foregoing amendments to the above referenced ratios without the need for Lessee's signature or consent thereto.

ADDITIONAL DEFINITIONS:

         Credit Agreement shall mean that certain Amended and Restated Credit Agreement dated as of August 14, 1996 among Lessee and Guarantors, as borrowers and guarantors, as the case may be, Skyfreighters, Inc. , as a party, and Wells Fargo Bank (Texas), National Association and certain other lenders named therein.

         Currently Maturing Long Term Debt shall mean that portion of Debt which is payable within twelve (12) months of Parent's last fiscal quarterly or annual financial statement, as the case may be.

         Debt shall mean Parent's (a) indebtedness, liabilities and obligations for borrowed money and/or capitalized leases, (b) indebtedness, liabilities and obligations evidenced by bonds, notes, debentures or other similar instruments and (c) indebtedness, liabilities and obligations to pay the deferred purchase price of goods or services, except trade accounts payable arising in the ordinary course of business that are note past due by more than ninety (90) days.

         Debt Service Coverage Ratio shall mean Parent's net income plus depreciation plus amortization plus the taxable equivalent of non-recurring items divided by Currently Maturing Long Term Debt. For purposes of this definition, the term "taxable equivalent of non-recurring items" shall mean the pre-tax expenses of non-recurring accounting changes and restructuring charges multiplied by Parent's then current combined effective tax rate.

         Debt to Cash Flow Ratio shall mean Parent's Senior Debt divided by EBITDA.

         EBITDA shall mean Parent's earnings before interest, taxes, depreciation and amortization.

         Leverage Ratio shall mean the ratio of Parent's total liabilities divided by Parent's tangible net worth , which calculation shall be made in accordance wit GAAP.

         Senior Debt shall mean that portion of Parent's (a) indebtedness, liabilities and obligations for borrowed money and/or capitalized leases and
(b) indebtedness, liabilities and obligations evidenced by bonds, notes, debentures or other similar instruments which mature by their terms on a date more than one year after the original creation thereof, including, without limitation, any debt evidenced by the Credit Agreement or which would be classified as "long-term indebtedness" on the balance sheet of Parent in accordance with GAAP.